<pre>
      As filed with the Securities and Exchange Commission on October 14, 2004
                                                    Registration No. 333-119471
--------------------------------------------------------------------------------
                        U. S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                              _________________________

                            PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                     FORM SB-2

                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                              _________________________

                                RPM TECHNOLOGIES, INC.
                  (Name of Small Business Issuer in its Charter)


      Delaware                            3089                 36-4391958
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)Identification No.)

                                  21061 West Braxton
                                  Plainfield, IL 60544
                                    (815) 293-1190
              (Address and Telephone Number of Principal Executive Offices
                          and Principal Place of Business)
                                _________________________

                                      Randy Zych
                                Chief Executive Officer
                                  RPM Technologies, Inc.
                                  21061 West Braxton
                                  Plainfield, IL 60544
                                    (815) 293-1190
                (Name, Address and Telephone Number of Agent for Service)
                                _________________________

                              Copies of all correspondence to:
                                  Larry A. Cerutti, Esq.
                                Jeffrey S. Robinson, Esq.
                                    Rutan & Tucker, LLP
                              611 Anton Boulevard, 14th Floor
                                Costa Mesa, California  92626
                                    (714) 641-5100

    Approximate date of commencement of proposed sale to the public: From time to time after this registration becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |__|


    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                                          CALCULATION OF REGISTRATION FEE

Title of Each Class                               Proposed           Proposed
of Securities to            Amount of          Maximum Offering    Maximum Aggergate         Amount of
be Registered          To be Registered(1)(2)  Price per Share(3)   Offering Price        Registration Fee
------------------     ---------------------   -----------------  -----------------       ----------------
Common stock,              16,375,000(2)            $.305(3)          $4,994,375              $633
$.001 par value

Common stock,                 375,000(4)            $.30(5)           $112,500                $ 15
$.001 par value

Common stock,                 375,000(4)            $.36(5)           $135,000                $ 18
$.001 par value

Common stock,                 375,000(4)            $.42(5)           $157,500                $ 20
$.001 par value
                            -------------                           -----------              -------
Total                       17,500,000(6)                           $5,339,375                $686 (7)

(1) This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2) Consists of (i) 10,416,667 shares of common stock issuable to the selling security holder upon conversion of the principal amount of a $2,500,000 secured convertible term note, based upon the current $0.24 per share fixed conversion price, and (ii) 5,958,333 shares which may be issuable to the selling security holder on account of interest and any possible penalties or anti-dilution adjustment. This prospectus is not available for the resale of shares received by the selling security holder in payment of interest pursuant to the selling security holder's voluntary election to convert any portion of the outstanding convertible term note.

(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) of the Securities Act of 1933 based upon the average of the high and low reported prices of our common stock on the OTC Bulletin Board on September 28, 2004.

(4) Represents shares of common stock issuable to the selling security holder upon the exercise of common stock purchase warrants exercisable into: (a) 375,000 shares of common stock at $.30 per share; (b) 375,000 shares of common stock at $.36 per share; and (c) 375,000 shares of common stock at $.42 per share.

(5) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(g) based on the exercise price of the warrants.

(6) The number of shares of common stock registered hereunder represents a good faith estimate of the number of shares issuable upon conversion of the outstanding secured convertible term note and upon the exercise of the common stock purchase warrant. As a result, 17,500,000 is the maximum number of shares that the selling security holder may sell pursuant to this prospectus. The selling security holder may not rely upon Rule 416 to sell more than such amount pursuant to this prospectus.

(7) Previously Paid
                      ---------------------------------
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.
================================================================================

PROSPECTUS
                                17,500,000 Shares

                               RPM TECHNOLOGIES, INC.
                                   Common Stock

    This is a public offering of 17,500,000 shares of our common stock. All of the shares of common stock being offered under this prospectus are being offered by the selling security holder identified in this prospectus for its own account. We will not receive any of the proceeds from the sale of shares by the selling security holder.

    Our common stock trades on the OTC Bulletin Board under the symbol "RPMM." On October 8, 2004, the high and low sale prices for a share of our common stock were each $.30.
                                 ____________________

              Investing in shares of our common stock involves risks.
            See "Risk Factors" beginning on page 7 for some of the factors you should consider before buying shares of our common stock.
                                   _________________

    The information in this prospectus is not complete and may be changed. The selling security holder identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective.


    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
                                    _________________

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                     The date of this prospectus is October 14, 2004.

                                 TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary...........................................................3
Risk Factors.................................................................7
Special Note Regarding Forward-Looking Statements...........................13
Use of Proceeds.............................................................14
Dividend Policy.............................................................14
Price Range of Common Stock.................................................14
Capitalization..............................................................15
Management's Discussion and Analysis of Financial Condition
 and Results of Operations..................................................16
Business....................................................................22
Management..................................................................34
Certain Relationships and Related Transactions..............................39
Principal and Selling Security Holders......................................40
Plan of Distribution........................................................43
Description of Securities...................................................45
Legal Matters...............................................................46
Experts.....................................................................46
Where You Can Find More Information.........................................47
Index to Financial Statements..............................................F-1

                                PROSPECTUS SUMMARY

    To fully understand this offering and the consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. In this prospectus, the words "we," "us," "our" and similar terms refer to RPM Technologies, Inc.

                               RPM Technologies, Inc.

    We are engaged in the business of developing, producing, marketing and selling plastic pallets and other material-handling products throughout the United States, Canada and South America.

    At our direction, our subcontract manufacturers utilize our proprietary processing system to produce a strong, durable and cost-effective plastic pallets. Our pallets are made from recycled plastic material and overcome many of the drawbacks associated with wood pallets.

    The demand for and sales of our plastic pallet products is increasing. To date, we have received orders from and delivered product to companies such as Toyota, Goodyear, Dow Chemical, Exxon-Mobil, the United States Department of Defense, the National Guard, the United States Department of Forestry, Kraft, Baxter Laboratories, Bechtel Power, Rockwell International, Georgia Pacific and others. We have also received product sales inquiries from potential customers located in Canada, Europe and the Middle East.

    Despite these sales, we currently have no history of significant revenues and have not been profitable. Historically, we have relied upon cash from financing activities to fund all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of June 30, 2004, we had an accumulated deficit of approximately $9.6 million.

    According to the October 2003 issue of Pallet Enterprise, analysts have projected that the plastic pallet industry will grow approximately 8% annually over the next five years. We believe that we are strongly positioned to capitalize on this marketplace growth because of the following advantages we enjoy over our competitors:

    o processing and manufacturing advantages over other plastic pallet producers;

    o product advantages over wood pallets; and

    o long-term cost advantages of our pallets compared to both wood pallets and other plastic pallets.

    Processing and Manufacturing Advantages

    We believe we are capable of providing a lower priced plastic pallet than our competitors because:

    o we subcontract our manufacturing in rural areas where utility costs are lower;

    o we subcontract pallets at a fixed cost;

    o we specify that our molder use only recycled plastic resins, which are considerably less expensive than virgin resin;

    o our designs feature lightweight construction, which translates into less cost per pallet because of lower resin content;

    o our blend of recycled resins and additives contributes to predictable and consistent quality of our pallets; and

    o our state-of-the-art molding equipment improves cycle time efficiency.

    Product Advantages

    We believe that our plastic pallets offer the following advantages over wood pallets:

    o lighter weight;

    o more can fit in a shipping container;

    o more user friendly and less likely to cause injuries;

    o more environmentally friendly; and

    o more sanitary.

    Long-Term Cost Advantages

    Heavy-duty plastic pallets typically cost between $45.00 and $100.00, whereas new heavy-duty wood pallets typically cost approximately $20.00 and less sturdy wood pallets typically cost between $5.00 and $11.00. Based on results of our telephone survey of 25 plastic pallet manufacturers conducted in January 2003, the price of our pallets, ranging between $15.00 and $39.00, is significantly below the industry average.

    We believe that our pallet is ideal for closed loop shipping where a pallet is used for multiple trips before being discarded. For example, a grade one wood pallet, which typically costs about $10.00, makes approximately seven trips before disposal, repair or recycling is required, according to the October 1997 issue of Pallet Enterprise. Our heavy-duty plastic pallets, as currently manufactured, have a useful life of approximately 75 trips. Because our plastic pallets have a useful life approximately ten times longer than grade one wood pallets, our plastic pallets offer a significantly lower cost per use.

    Our Strategy

    Our goal is to become the nation's leading provider of plastic pallets within the next five years. Our business strategy to achieve this goal includes the following elements:

    o Develop Strategic Relationships. As our business grows, we intend to enter into further arrangements with agents and distributors across the country to increase the market awareness of our products, while maintaining and building upon solid relationships with current and future suppliers, subcontract manufacturers and customers.

    o Continue to outsource manufacturing while gradually establishing an internal manufacturing facility. Our strategic decision to outsource the manufacturing of our pallets has assisted us in keeping start-up costs to a minimum while we have developed our products. We plan to continue to outsource the production of our pallets until we are prepared to establish our own production facility. As a first step to the establishment of our own production facility, we intend to lease an office building with sufficient space to serve as a production facility as well as our corporate headquarters prior to the end of 2004. Initially, we anticipate that the production facility will include grinding equipment with which we can grind post-industrial and post-consumer plastic products for use in connection with the manufacturing of our pallets. Over time we intend to add presses to our production facility that will enable internal production of our pallets.

    o Continue to promote our products. In addition to establishing further relationships with agents and distributors, we intend to extend our marketing activities through direct mail programs, trade organizations, trade journals and website promotions, among other activities. See "Business - Sales and Marketing."

    o Place a special focus on marketing to closed-loop shippers. Due to the durability of our pallets, we are ideally situated to target the "closed-loop" shipping market. A closed-loop is a shipping and warehousing environment where pallets are shipped from a central warehouse or distribution center to outlets and returned to the same central warehouse for re-use, rather than being discarded. Because closed-loop shippers can use pallets many times, their primary concern is the cost per use for pallets, rather than the initial cost of the pallet. Because plastic pallets have a useful life of approximately 10 times that of wood pallets, the cost per use of plastic pallets is often lower than the cost per use of wood pallets.

    o Continue to develop new products to meet our customers' needs. We are currently working to introduce three new pallets to the market, as well as a non-slip pallet that we expect to largely reduce the drawback of slippage which can be associated with plastic pallets. In addition, we continue to look for ways to reduce costs sufficiently to produce a low-cost one way plastic pallet capable of competing with low-cost wood pallets in the one- way shipping market.

    o Continue to target environmentally-conscious customers. Because our plastic pallets are more environmentally friendly than wood pallets, we intend to continue to target entities that are particularly conscious about protecting the environment, including many governmental agencies.

                           Corporate Information

    Our principal executive offices are located at 21061 West Braxton, Plainfield, Illinois. Our telephone number is (815) 293-1190. Our Internet address is http//www.rpmplasticpallets.com. Information contained on, or that is accessible through, our website should not be considered to be part of this prospectus.

                                  The Offering

    Our shares of common stock offered under this prospectus are being offered by the selling security holder, which shares of common stock are issuable to the selling security holder upon conversion of a convertible term note (including principal, interest, penalties and any anti-dilution adjustments) and upon exercise of warrants held by the selling security holder. This prospectus is not available for the resale of shares received by the selling security holder in payment of interest pursuant to the selling security holder's voluntary election to convert any portion of the outstanding convertible term note. We issued the convertible term note and the warrants to the selling security holder in a private placement financing transaction and agreed to register the shares of common stock underlying the note and the warrants.

    Some of the material terms of the offering under this prospectus are summarized below. You should read carefully the entire prospectus, including any documents incorporated by reference, before making any investment decision.

Common stock offered by the selling security holder....       17,500,00(1)

Common stock outstanding prior to this offering........       18,144,156

Common stock outstanding following this offering if all
shares are sold........................................       35,644,156

Use of proceeds........................................All proceeds of this offering will be received
                                                       by the selling security
                                                       holder for its own
                                                       account.

Risk Factors...........................................You should read the "Risk
                                                       Factors" section
                                                       beginning on page 7, as
                                                       well as other cautionary
                                                       statements throughout
                                                       this prospectus, before
                                                       investing in shares of
                                                       our common stock.

--------------------------
(1) Consists of (i) 10,416,667 shares of common stock issuable to the selling security holder upon conversion of the principal amount of a $2,500,000 convertible term note, based upon the current $0.24 per share fixed conversion price, (ii) 5,958,333 shares which may be issuable to the selling security holder on account of interest and any possible penalties or anti-dilution adjustment, and (iii) 1,125,000 shares issuable upon exercise of the warrant held by the selling security holder. This prospectus is not available for the resale of shares received by the selling security holder in payment of interest pursuant to the selling security holder's voluntary election to convert any portion of the outstanding convertible term note.

                                    RISK FACTORS

    An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose all or part of the money you paid to buy our common stock.

                              Risks Related to Our Business

    We have no history of significant revenues, have incurred losses, could have continued losses and may never achieve or sustain profitably. If we continue to incur losses, we may have to curtail our operations, which may prevent us from selling our plastic pallets.

    We have no history of significant revenues, have not been profitable and may experience continued losses. Historically, we have relied upon cash from financing activities to fund all of the cash requirements of our business and have incurred significant losses and experienced negative cash flow. As of June 30, 2004, we had an accumulated deficit of $9,650,473. For the year 2003, we incurred a net loss of $711,018 and for the year 2002, we incurred a net loss of $2,882,530. For the six months ended June 30, 2004, we incurred a net loss of $657,312. We cannot predict when we will become profitable or if we ever will become profitable, and we may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully selling our plastic pallets.

    Our losses have resulted principally from costs incurred in connection with the development of our pallets and from costs associated with our marketing and administrative activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

    Without profits from our operations or additional financing, we may be unable to achieve the objectives of our current business strategy, which could force us to delay, curtail or eliminate our product development programs.

    We require additional funds to produce molds for our cost-reduced plastic pallets for large-scale manufacturing. If we are unable to obtain these funds, either by achieving profitability or by obtaining additional financing, we could be forced to delay, curtail or eliminate certain product development programs. In addition, our inability to obtain additional funds could have such a material adverse effect on our business, prospects, results of operations or financial condition, that we may be forced to restructure, file for bankruptcy, sell assets or cease operations entirely, any of which could jeopardize an investment in our common stock.

    If we do not achieve profitability, we will need and may be unable to obtain additional financing on satisfactory terms, which may require us to accept financing on burdensome terms that may cause substantial dilution to our shareholders and impose onerous financial restrictions on our business.

    We require additional funds to meet our business objectives. If we do not achieve profitability, we will require additional financing. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing shareholders' equity.

Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. Our current financing restricts our ability to pay dividends on our common stock, and we expect that any future financing will similarly prohibit us from paying dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any then-existing sources of financing and our ability to secure new sources of financing may be impaired.

    Many companies with greater resources and operating experience are developing and selling plastic pallets similar to ours. These companies could use their greater resources to gain market share at our expense.

    We have significant competition and although we believe that our pallets are competitive in the marketplace, we cannot assure you that these or other companies with greater experience and greater resources than us will use their greater resources to gain market share at our expense. We have identified approximately 25 United States-based companies producing some type of plastic pallet. Two direct competitors producing large-scale plastic pallets are Orbis, Inc. in Oconomowoc, Wisconsin, and Buckhorn, Inc. in Milford, Ohio.

    We rely heavily on our Chief Executive Officer, Randy Zych, and our President, Charles Foerg. The loss of their services could adversely affect important relationships with our suppliers and subcontract manufacturers and therefore adversely affect our business.

    Our success depends, to a significant extent, upon the continued services of Randy Zych, who is our Chief Executive Officer and Chairman of the Board, and Charles Foerg, who is our President, Secretary and Treasurer. For example, Messrs. Zych and Foerg have developed key personal relationships with our suppliers and subcontract manufacturers. We greatly rely on these relationships in the conduct of our operations and the execution of our business strategies. The loss of either or both of Messrs. Zych and Foerg could, therefore, result in the loss of our favorable relationships with one or more of our suppliers or subcontract manufacturers. Although we have entered into employment agreements with these executive officers, those agreements are of limited duration and are subject to early termination at the executive officer's option under certain circumstances. In addition, we do not maintain "key person" life insurance covering the lives of Mr. Zych or Mr. Foerg. The loss of Mr. Zych or Mr. Foerg could significantly delay or prevent the achievement of our business objectives and therefore have a material adverse affect on our business.

    Because we believe that proprietary rights are material to our success, misappropriation of those rights or claims of infringement or legal actions related to intellectual property could adversely impact our financial condition.

    We believe we have proprietary rights in our molds, designs and the specific mix of inputs we utilize in connection with our plastic pallets. However, we have not obtained patents in connection with these proprietary rights, and we believe such rights may not be patentable. If our competitors infringe upon our proprietary rights we may be unable to enforce our rights. Also, although we do not believe we are infringing upon any third party's intellectual property rights, we may receive infringement claims from third parties relating to our products. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. If we are unable to license or otherwise resolve the issue on a cost-effective basis, we could be prohibited from marketing products containing that intellectual property, incur substantial costs in redesigning products incorporating that intellectual property, or incur substantial costs defending any legal action taken against us.

    A portion of the financing we have recently obtained has been placed in a restricted cash account and will be released to us over time so long as we are in compliance with our obligations in connection with the financing.

    On July 9, 2004, we completed a financing transaction with Laurus Master Fund, Ltd., or Laurus, whereby Laurus purchased from us a secured convertible term note and warrants to purchase our common stock in exchange for $2,500,000 cash. $2,200,000 of the proceeds of the convertible term note has been placed in a restricted cash account subject to the terms of the Restricted Account Agreement and the Letter Agreement we entered into with Laurus in connection with the financing. These funds are under Laurus' control until released to us pursuant to the Letter Agreement. The letter agreement provides for the release of funds as follows: (w) $100,000 will be released to us when either (I) we have provided evidence to Laurus that we have obtained general liability insurance with a coverage limit of at least $1,200,000 or (II) Laurus has determined that such insurance is not customary with respect to our business operations; (x) $100,000 will be released to us when we have entered into a lease on commercially reasonable terms for a corporate headquarters and operational and manufacturing facility; (y) $100,000 will be released to us when we have filed with the Securities and Exchange Commission a registration statement registering for resale the shares of our common stock underlying the convertible term note and the warrants issued to the note purchaser in connection with the financing; and (z) up to $1,000,000 will be released to us when we have provided written evidence to Laurus that we have entered into an agreement or agreements to consummate one or more purchases of certain manufacturing equipment (the amount released to us will be equal to the corresponding dollar amount necessary to purchase the equipment). The funds to be released to us under clause (z) above for the equipment purchases will not be released to us if we have not first (i) provided Laurus with evidence of satisfactory insurance for such equipment and
(ii) entered into the lease described in clause (x) above. The remainder of the funds will not be released to us unless we have reduced the outstanding principal amount (other than amounts still in the restricted cash account) to zero. In that event, amounts of principal subsequently converted into common stock will be released to us until all funds have been released. None of the funds described above will be released to us if we are in default of our obligations under the financing. The Restricted Account Agreement and the Letter Agreement containing a full description of the release of funds in the restricted account are attached as exhibits to the registration statement of which this prospectus forms a part, and we refer you to those documents for the full description. It is possible that we will never obtain control of some or all of the proceeds held in the restricted account. If this happens, our business could be materially adversely affected.

                         Risks Related to This Offering

    Our common stock price is subject to significant volatility, which could result in substantial losses for investors and in litigation against us.

    The stock market as a whole and individual stocks, including our common stock, historically have experienced wide price and volume fluctuations. During the three months ended June 30, 2004, the high and low closing bid prices of our common stock were $0.60 and $0.16, respectively. The market price of our common stock may exhibit significant fluctuations in the future in response to various factors, many of which are beyond our control, and which include:

    o variations in our quarterly operating results, which variations could result from, among other things, changes in the needs of one or more of our customers;
    o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

    o economic conditions specific to the plastic pallet industry;
    o announcements by us or our competitors of new or enhanced products, or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
    o regulatory developments; and
    o future sales of our common stock or other debt or equity securities.

    If our operating results in future quarters fall below the expectations of market makers, securities analysts and other investors, our stock price will likely decline. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market and you may be unable to sell your shares of common stock at or above your purchase price. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

    Because we are subject to the "Penny Stock" rules, the level of trading activity in our stock may be reduced. If the level of trading activity is reduced, you may not be able to sell your shares of our common stock.

    Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks are generally, equity securities with a price of less than $5.00 that trade on the OTC Bulletin Board or the Pink Sheets. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in a penny stock, such as our common stock, and investors in our common stock may find it difficult to sell their shares.

    Because our common stock is not listed on a national securities exchange, you may find it difficult to dispose of or obtain quotations for our common stock.

    Our common stock trades under the symbol "RPMM" on the OTC Bulletin Board. Because our stock trades on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

    Our common stock has a small public float and shares of our common stock eligible or to become eligible for public sale could adversely affect our stock price and make it difficult for us to raise additional capital through sales of equity securities.

    As of October 14, 2004, we had outstanding 18,144,156 shares of common stock, of which approximately 1,300,000 shares were unrestricted under the Securities Act of 1933, or Securities Act. We also have outstanding warrants to purchase up to 1,125,000 shares of our common stock, and an outstanding convertible term note currently convertible into approximately 16,375,000 shares of our common stock (including principal, interest, penalties and any anti-dilution adjustments). The shares underlying the convertible term note and the warrants are being registered pursuant to the registration statement of which this prospectus forms a part and will be unrestricted under the Securities Act. We cannot predict the effect, if any, that future sales of shares of our common stock into the market will have on the market price of our common stock. However, as a result of our small public float, sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

    Conversion or exercise of our outstanding convertible securities could substantially dilute your investment and the existence of our convertible securities could negatively effect the price of our common stock.

    We have issued a convertible term note that is convertible at prices that are subject to adjustment due to a variety of factors, including the issuance of securities at, or at an exercise or conversion price, less than the current fixed conversion price of $0.24. As of October 14, 2004 the convertible term note was convertible into approximately 16,375,000 shares of our common stock (including principal, interest, penalties and any anti- dilution adjustments). You could, therefore, experience substantial dilution of your investment as a result of the conversion of our outstanding convertible term note. We also have outstanding options to purchase up to 9,100,000 shares of our common stock and warrants to purchase up to 1,125,000 shares of our common stock that could have a dilutive effect on your shares. The existence of these securities could also mean that an increase in the trading price of a share of our common stock will result in a limited benefit to existing security holders. This possibility could negatively effect the price of our common stock.

    If our security holders engage in short sales of our common stock, including sales of shares to be issued upon conversion or exercise of derivative securities, the price of our common stock may decline.

    Selling short is a technique used by a shareholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon conversion or exercise of our derivative securities could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

    Our current financing arrangements could prevent our common stock from being listed on Nasdaq or other principal markets.

    Nasdaq and other principal markets require that, to be eligible for inclusion in the stock market, a company's common stock have a specified minimum bid price per share. Convertible note financings characteristically exert downward pressure on the market for a company's common stock. This pressure, which may be applied against the market for our common stock while our convertible term note is outstanding, may prevent our common stock from being listed on Nasdaq or other principal markets

    If the ownership of our common stock continues to be highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

    As a group, our executive officers and directors beneficially own or control approximately 39% of our outstanding shares of common stock (after giving effect to the exercise of all outstanding vested options exercisable within 60 days from October 14, 2004). As a result, our executive officers and directors, acting as a group, have substantial control over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, or any other significant corporate transaction. Our executive officers and directors may have interests different than yours. For example, the executive officers and directors may delay or prevent a change in control of our company, even one that would benefit our stockholders, or pursue strategies that are different from the wishes of other investors. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors' perception that conflicts of interest may exist or arise.

    We cannot assure you that an active market for our shares of common stock will develop or, if it does develop, will be maintained in the future. If an active market does not develop, you may not be able to readily sell your shares of our common stock.

    Our common stock began trading on the OTC Bulletin Board in February of 2002. Since that time, there has been limited trading in our shares, at widely varying prices, and the trading to date has not created an active market for our shares. We cannot assure you that an active market for our shares will be established or maintained in the future. If an active market is not established or maintained, you may not be able to readily sell your shares of our common stock.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements, including statements concerning future conditions in the plastic pallet industry, and concerning our future business, financial condition, operating strategies, and operational and legal risks. We use words like "believe," "expect," "may," "will," "could," "estimate," "continue," "anticipate," "intend," "future," "plan" or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual industry conditions, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

                              USE OF PROCEEDS


    We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holder. Rather, the selling security holder will receive those proceeds directly.

                              DIVIDEND POLICY

    We have never paid cash dividends on our common stock and do not currently intend to pay cash dividends on our common stock in the foreseeable future. We are restricted from paying dividends on our common stock under state law, and the terms of our outstanding convertible term note. We currently anticipate that we will retain any earnings for use in the continued development of our business.

                        PRICE RANGE OF COMMON STOCK

    Our common stock trades on the OTC Bulletin Board under the symbol "RPMM." The table below shows, for each fiscal quarter indicated, the high and low closing bid prices of our common stock. This information has been obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The prices shown reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

                                                              High       Low
                                                             --------  --------
Year Ended December 31, 2002:
  First Quarter..........................................     $1.80      $0.85
  Second Quarter.........................................      1.01       0.15
  Third Quarter..........................................       .90       0.14
  Fourth Quarter.........................................       .51       0.11

Year Ended December 31, 2003:
  First Quarter..........................................      $0.90      $0.25
  Second Quarter.........................................       0.63       0.15
  Third Quarter..........................................       0.55       0.20
  Fourth Quarter.........................................       0.70       0.20

Year Ending December 31, 2004:
  First Quarter..........................................      $0.55      $0.28
  Second Quarter.........................................       0.60       0.16
  Third Quarter ..........................................      0.43       0.16

    As of October 14, 2004, we had 18,144,156 shares of common stock outstanding and held of record by approximately 586 shareholders. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners. On October 8, 2004, the last reported sale price of our common stock on the OTC Bulletin Board was $0.30 per share.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of June 30, 2004. The information in the table below is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements and the notes relating to those statements beginning on page F-1 of this prospectus. The table excludes an estimated aggregate of 17,500,000 shares of common stock that are issuable upon conversion or exercise of outstanding convertible notes and warrants as of October 14, 2004 and excludes the $2,500,000 secured convertible term note due July 9, 2007. The table also excludes 4,100,000 outstanding options to purchase our common stock at a weighted average exercise price of approximately $.94 per share and 5,000,000 outstanding options to purchase our common stock at the exercise price of $.50 per share.

                                                                 June 30, 2004
                                                                 -------------
Cash...........................................................  $    363,556
                                                                 ==============
Long-term debt, less current portion...........................             0
                                                                 ==============
Shareholders' equity:
  Common stock, $.001 par value. 250,000,000 shares authorized;
    18,144,156 shares issued and outstanding...................  $      18,144
                                                                 --------------
  Additional paid in capital:..................................  $   9,196,952
                                                                 --------------
Accumulated deficit............................................  $  (9,650,473)
                                                                 --------------
  Total shareholders' equity (deficit).........................  $     (59,568)
                                                                 --------------
  Total capitalization.........................................  $     (59,568)
                                                                 ==============

                      MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes and the information included under the caption "Risk Factors" included elsewhere in this prospectus. Except for historical information, the following discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. See "Special Note Regarding Forward- Looking Statements" for further information regarding forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements as a result of a number of factors, many of which are beyond our control, including those factors discussed under "Risk Factors" and other headings in this prospectus, which could, among other things, cause the price of our common stock to fluctuate substantially.

General Comments

    We are engaged in the business of developing, producing through subcontract manufacturers, marketing and selling plastic pallets and other material-handling products throughout the United States, Canada and South America. We subcontract the manufacture of our plastic pallets to large injection, extrusion and compression molders on a competitive bid basis. These manufacturers are selected on the basis of their equipment and manufacturing capabilities. We supply them with the molds and resins that we have developed for specific product applications.

    On July 9, 2004 we entered into a financing with Laurus Master Fund, Ltd. under which we issued a $2.5 million principal amount secured convertible term note and warrants to purchase up to 1,125,000 shares of our common stock in exchange for proceeds of $2.5 million dollars. A large portion of these proceeds is held in a restricted cash account to be released to us over time as certain events occur.

    We intend to use the proceeds of the Laurus financing to establish a more formal corporate headquarters and a production facility where, eventually, we plan to manufacture our plastic pallets. We expect the proceeds of the Laurus financing will be sufficient for us to lease space that will serve as a corporate headquarters and production facility, and to purchase equipment that will enable us to grind post-industrial and post-consumer plastic products for usage in the production of our plastic pallets. However, we do not believe that the proceeds will be sufficient for us to purchase molding equipment and presses that would fully enable us to produce our plastic pallets internally. We therefore plan to continue to outsource the manufacturing of our plastic pallets until we raise additional capital enabling us to purchase molds and presses.

    Our main method of selling our plastic pallets and material handling products is currently through our websites. Our websites include: www.rpmplasticpallets.com, www.rpmtechnologiesinc.com, www.pallet- container-quotes.com, www.shelving-quotes.com, www.locker-quotes.com, www.pallet-rack-stack-racks.com, www.plastic-pallets-usa.biz, www.plastic- pallets.com, www.plastic-pallets.org, www.plastic-pallets-use.info and www.plastic-pallets-usa.ws. In the near future we intend to add new variations of the suffixes," usa," "us," "com," "biz," "org," "net," "info," "us" and "ws."

    We promote our websites through a variety of techniques, including the purchase of preferred positions on searched pages from providers such as Google, MSN, Overture and others. We manage and optimize our key words on our websites to promote an optimal level of contact activity and lead volume, which is directly proportional to the preferred position placements that we are either able to buy or acquire through manipulation. We believe that having multiple websites, all linking directly or indirectly to one another, creates an internet marketing environment conducive to volume inquiries. We plan to promote our websites in vertical print media, which will be directed to shippers and warehouse management in a variety of industries.

    We also sell our plastic pallets and material handling products through sales agents and distributors. We currently have contractual relationships with five agents and/or distributors based primarily in the Midwest and Southeast regions of the United States and we intend to develop further relationships with agents and distributors in other locations as our business grows.

Operating Performance and Financial Condition

    We focus on numerous factors in evaluating our operating performance and our financial condition. In particular, in evaluating our operating performance, we focus primarily on revenues, net product margins, as well as operating expenses and net income.

    Revenue. Revenue is a key indicator of our operating performance. We closely monitor overall revenues, as well as revenues from specific customers, and seek to increase revenues by expanding sales to additional customers and expanding sales to existing customers both by increasing sales of existing products and introducing new products. As revenues increase or decrease from period to period, it is critical for management to understand and react to the various causes of these fluctuations, such as successes or failures of particular products, product pricing, customer decisions, seasonality and other causes. Where possible, management attempts to anticipate potential changes in sales revenues and seeks to prevent adverse changes and stimulate positive changes by addressing the expected causes of adverse and positive changes.

    Profit margins. Profit margins, from pallet-to-pallet and across all of our pallets as a whole, is an important measurement of our operating performance. We monitor margins on a pallet-by-pallet basis to ascertain whether particular pallets are profitable or should be phased out as unprofitable pallets. In evaluating particular levels of pallet margins on a pallet-by-pallet basis, we seek to attain a level of gross profit margin sufficient to contribute to normal operating expenses and to provide a net profit.

    Operating expenses. We focus on operating expenses to keep these expenses within budgeted amounts in order to achieve or exceed our targeted profitability. We budget certain of our operating expenses in proportion to our projected sales revenues, including operating expenses relating to production and shipping of our plastic pallets. However, most of our expenses relating to general and administrative costs and product design are essentially fixed. Deviations that result in operating expenses in greater proportion than budgeted signal to management that it must ascertain the reasons for the unexpected increase and take appropriate action to bring operating expenses back into the budgeted proportion.

    Net income. Net income is the ultimate goal of our business. By managing the above factors, among others, and monitoring our actual results of operations, our goal is to generate net income at levels that meet or exceed our targets.

    In evaluating our financial condition, we focus primarily on cash on hand, available financing, anticipated near-term cash receipts, and accounts receivable as compared to accounts payable. Cash on hand, together with our other sources of liquidity, is critical to funding our day-to-day operations.

    Funds available under our financing from Laurus Master Fund, Ltd. are also an important source of liquidity to us. In addition to utilizing such funds for non-ordinary course purchases of equipment and office space, we intend to use these funds to pay accounts payable that cannot currently be paid from our day to day operations.

    Anticipated near-term cash receipts are also regarded as a short-term source of liquidity, but are not regarded as immediately available for use until receipt of funds actually occurs.

    The proportion of our accounts receivable to our accounts payable and the expected maturity of these balance sheet items is an important measure of our financial condition. We attempt to manage our accounts receivable and accounts payable to focus on cash flows in order to generate cash sufficient to fund our day-to-day operations and satisfy our liabilities. Typically, we prefer that accounts receivable are matched in duration to, or collected earlier than, accounts payable. If accounts payable are either out of proportion to, or due far in advance of, the expected collection of accounts receivable, we will likely use our cash on hand or funds from the Laurus financing to satisfy our accounts payable obligations.

Seasonality

    We have not identified any seasonality in the sales of our plastic pallets or material handling products to date. We continue to monitor for seasonal trends in the sales of our products.

Critical Accounting Policies and Estimates

    Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

    Allowance for Doubtful Accounts

    We may maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Since our current customers consist of either large national or regional companies with good payment histories, we have not experienced any previous payment defaults with any of our current customers, our allowance for doubtful accounts is zero. We perform periodic credit evaluations of our customers and maintain allowances for potential credit losses based on management's evaluation of historical experience and current industry trends. If the financial condition of our customers were to deteriorate, resulting in the impairment of their ability to make payments, additional allowances may be required. New customers are evaluated through Dunn & Bradstreet before terms are established. Although we expect to collect all amounts due, actual collections may differ.

Results of Operations

    Comparison of Results of Operations for the Six Months Ended June 30, 2004 and 2003

    During the six months ended June 30, 2004, the Company realized revenues of approximately $917,000, a 327% increase over the approximately $280,000 for the first six months ended June 30, 2003. This increase was due to intensified internet marketing promotion and reorders from customers.

    Cost of sales for pallet production by contract manufacturers was approximately $799,000 for the six months ended June 30, 2004 as compared to approximately $181,000 for the six months ended June 30, 2003. This increase in the cost of sales was due to increases in sales to new and existing customers.

    Our gross profit margin for the six months ended June 30, 2004 was 12.89% as opposed to 35.24% for the same period during 2003. The decrease was due to increased competition and price-driven market conditions. We believe that our gross profit percentage will stabilize when we grind and supply our own resin requirements, which we intend to accomplish in the fourth quarter of 2004; however, fluctuations in our raw material costs which we may or may not be able to pass on through price increases may impact our future gross profit margin.

    For the six months ended June 30, 2004, the Company had total operating expenses of approximately $775,500, as opposed to total operating expenses of approximately $241,000 for the same period in 2003. The increase is mostly attributable to consulting and investment banking fees paid in common stock, which were valued at approximately $307,600 during the six months ended June 30, 2004 and zero for the six months ended June 30, 2003. The above operating expenses include charges to operations for depreciation expense of approximately $32,000 for each of the six month periods ended June 30, 2004 and 2003. We have undertaken activities to acquire new injection molds for the manufacture of new products as capital is available. Accordingly, we anticipate increases in depreciation expense in future periods related to these new molds as they are acquired and placed into service.

      We experienced a net loss of approximately $(657,000) for the six months ended June 30, 2004 as opposed to $(142,000) for the six months ended June 30, 2003. We recognized a net loss per weighted-average share of common stock outstanding of approximately $(0.05) and $(0.01), respectively.

      Comparison of Results of Operations for the Years Ended December 31, 2003 and 2002

    Revenues for the years ended December 31, 2003 and December 31, 2002 increased by $1,270,069 or 571% from $222,241 in 2002 to $1,492,310 in 2003.
Growth in revenues is attributable to repeat orders from customers, the acquisition of new customers and continuing marketing and e-commerce promotion.

    Cost of sales for the year 2003 was $1,049,781 as compared to $146,344 for the year 2002, an increase of $903,437 or 617%. The following factors contributed to the increase in cost of sales. The increase in product sales contributed directly to the increase in cost of sales.

    Total operating expenses decreased by $1,804,935 or 61% to $1,153,547 for the year 2003 as compared to $2,958,427 for the year 2002. This decrease was primarily due to decreases in professional and consulting services and expenses associated with capital stock issuances in the year 2003, which expenses totaled $0 in 2003 as compared to approximately $529,000 in 2002.

    Net loss for the year 2003 decreased by $2,175,512 or 74% to $711,018 as compared to a net loss of $2,882,530 for the year 2002. We attribute this decrease mainly to an increase in revenues of 671% from $222,241 in 2002 to $1,492,310 in 2003. Another contributing factor to the large decrease in net loss was the 56% decrease in consulting fees from $479,684 in 2002 to $269,431 in 2003, and an 82% decrease in compensation expense related to common stock issuances at less than fair value, which was $1,396,513 in 2002 and $249,406 in 2003.

    Total current liabilities increased from $587,900 as of December 31, 2002 to $946,005 as of December 31, 2003, a 61% increase. This increase was largely due to increased accrued officer compensation, which was $380,000 in the year 2002 and $656,161 in the year 2003. There is currently no pressure to pay this accrued compensation, which consists mainly of unpaid salaries of Randy Zych and Charles Foerg. However, we plan to pay these salaries as funds become available to do so. We will not, however, pay these salaries out of the funds obtained from the Laurus financing.

      Total current assets increased by 157%, with $256,589 total current assets as of December 31, 2002 and $659,145 total current assets at December 31, 2003. This increase is partially attributable to an increase in the amount of accounts receivable, which was $139,800 as of December 31, 2003 and $342,912 as of December 31, 2003. The increase in accounts receivable is consistent with the increase in overall sales revenue during the year 2003 as compared to the year 2002. The increase in total current assets is also attributable to an increase in the cash on hand and in the bank as of the respective year ends, $105,689 as of December 31, 2002 and $316,233 as of December 31, 2003.

Liquidity and Capital Resources

    At June 30, 2004, December 31, 2003 and June 30, 2003, we had cash in the bank of approximately $364,000, $316,000 and $160,000, respectively. We had working capital (deficit) of approximately $(428,000), $(257,000) and $(347,000) for the same comparative periods. Included in the working capital deficit is cumulative accrued compensation to our executive officers of approximately $755,000, $626,000 and $480,000, respectively. There currently exists no pressure for the Company to begin retiring this compensation debt; however, as capital is available, management anticipates reducing this liability through either cash payments, issuances of the Company's common stock or a combination of both.

    During the year ended 2003 and the year-to-date through June 30, 2004, we have financed our operations through cash generated through sales of our products and through private placements of our equity securities.

    On July 9, 2004, we entered into a financing with Laurus Master Fund, Ltd. whereby we issued to Laurus a secured convertible term note and warrants to purchase up to 1,125,000 shares of our common stock in exchange for $2.5 million, much of which has been placed in a restricted cash account and will be released to us as certain events occur.

    We believe current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including the Laurus financing, will be sufficient to fund our anticipated working capital and capital expenditure requirements for at least the next twelve months.

    Our continued operations are dependent on maintaining adequate sources of liquidity through accounts receivable collections and/or the future availability of new debt and/or equity financing.

Restatement of Financial Statements

    In conjunction with a change in securities counsel during the second quarter of 2004, management discovered that an amendment to our Certificate of Incorporation to allow for the issuance of preferred stock had not been properly approved and effectuated in accordance with Delaware law. Accordingly, the September 3, 2002 transaction issuing preferred stock was invalid.

    We are restating our financial statements for all quarterly and annual periods, commencing with the Annual Report on Form 10-KSB for the period ended December 31, 2002 through the quarterly period ended March 31, 2004. The balance sheet was restated to reverse the previously recorded transaction where preferred stock was issued to certain of our officers as partial payment for accrued compensation. There was no change to the previously reported results of operations for any of the aforementioned periods.

    The effect of this transaction affects the presentation of accrued officers compensation, the par value of preferred stock and additional paid-in capital only. All references to outstanding Preferred Stock have been deleted from our financial statements.

                                  BUSINESS

Overview

    We were incorporated in Delaware on April 10, 1996 under the name Mann Enterprise, Inc. On March 17, 2000, Mann Enterprise acquired RPM Technologies, Inc., a Colorado corporation ("RPM Colorado"), in a stock-for- stock exchange transaction. RPM Colorado had been engaged in the business of developing, producing and marketing plastic pallets since its inception in December 1997. On April 17, 2000, RPM Colorado was merged with and into Mann Enterprise. Immediately following the merger, Mann Enterprise changed its name to RPM Technologies, Inc.

    We are engaged in the business of developing, producing through subcontract manufacturers, marketing and selling plastic pallets and other material-handling products throughout the United States, Canada and South America. We subcontract the manufacture of our plastic pallets to large injection, extrusion and compression molders on a competitive bid basis. These manufacturers are selected on the basis of their equipment and manufacturing capabilities. We supply them with the molds and resins that we have developed for specific product applications.

    At our direction, these manufacturers utilize a proprietary processing system to produce a strong, durable and cost-effective plastic pallet. Our pallets are made from recycled plastic material and overcome many of the drawbacks associated with wood pallets, such as limited durability, heaviness, the causing of injuries by splintered wood and nails, and environmental issues.

    The demand for and sales of our plastic pallet products is increasing. As of the date of this prospectus, we have received orders from and delivered product to companies such as Toyota, Goodyear, Dow Chemical, Exxon-Mobil, the United States Department of Defense, the National Guard, the United States Department of Forestry, Wm. Wrigley Jr. Company, Kraft, Sara Lee, Armstrong World, Smurfit-Stone, General Dynamics, Black & Decker, Fuji Film, Baxter Laboratories, Romer, Pollack Paper, Lee Carpet, Bechtel Power, Organic Valley, Transgeonomic, Numatech Industries, Unisea, Leader Manufacturing, Cyber Power Systems, Rockwell International, North American, Biokyowa, Georgia Pacific and others. We have also received product sales inquiries from potential customers located in Canada, Europe and the Middle East.

    We continue to promote our line of material-handling products through internet marketing and promotion with numerous different optimized websites, each directed to a specific market segment. These websites include: www.rpmplasticpallets.com, www.rpmtechnologiesinc.com, www.pallet-container-quotes.com, www.shelving-quotes.com, www.locker-quotes.com, www.pallet-rack-stack-racks.com, www.plastic-pallets-usa.biz, www.plastic-pallets.com, www.plastic-pallets.org, www.plastic-pallets-use.info and www.plastic- pallets-usa.ws. In the near future we intend to add new variations of the suffixes," usa," "us," "com," "biz," "org," "net," "info," "us" and "ws."

    We continue to add sales volume in the custom plastic pallet market. As funds are available, we plan to introduce new mold designs, purchase new molds, install new grinding equipment and add other molds. These enhancements are expected to reduce costs and increase operating efficiency. Custom-size plastic pallet sales have increased principally among exporters that previously used wood pallets but are now switching to alternative materials due to wood treatment requirements, which are specified in International Standard for Phytosanitary Measures, or ISPM, number 15.

    ISPMs are prepared by the Secretariat of the International Plant Protection Convention, or IPPC, as part of the United Nations Food and Agriculture Organization, or FAO, global program of policy and technical assistance in plant quarantine. The IPPC is an international treaty relating to plant health to which approximately 124 governments currently adhere. ISPM 15, which was adopted in March 2002, describes measures to reduce the risk of introduction and/or spread of pests associated with wood packaging material. ISPM 15 requires wood packaging, including wood pallets, made from raw wood to be heat treated or fumigated in a specified manner. Many nations, including the United States, Canada, Mexico, New Zealand, Korea, China, and European Union countries, have already imposed requirements adopting the ISPM 15 standard.

    We believe we have developed a breakthrough in the technology and production of a non-slip custom plastic pallet and we further believe that we will be the first to bring such a product to the market. This pallet will feature a unique surface technology designed to virtually eliminate sliding or shifting during transport of goods placed on the pallet. This pallet will be offered in two popular sizes, 48" x 48" and 40" x 48". We have researched and tested the designs and ordered the molds, which typically take several months to be produced. We have received tentative nonbinding commitments from two large U.S. pharmaceutical companies to order the pallets when production is underway.

Industry Overview

    Pallets are used in virtually all industries in which products are broadly distributed, including, but not limited to, the automotive, chemical, consumer products, grocery, produce and food production, paper and forest products, retail, and steel and metals industries. Forklifts, pallet trucks and pallet jacks are used to move loaded pallets, reducing the need for costly hand loading and unloading at distribution centers and warehouses.

    The size of the pallet industry is difficult to gauge due to the large number of small companies in the industry and the lack of standard information. It is estimated by industry sources that the United States wood pallet industry is served by approximately 3,600 companies, most of which are small, privately held firms that operate in only one location. The Virginia Polytechnic and State University Pallet and Container Research Laboratory has estimated, that approximately 500 million new pallets are now manufactured in the U.S. each year, of which wood pallets comprise over 90%. According to the October 2003 issue of Pallet Enterprises, approximately nine million plastic pallets are sold in the United States annually. This amount represents approximately 2% of the total annual unit volume of all pallets (including wood) sold in the United States.

    The pallet industry has experienced significant change and growth during the past several years as businesses continue to attempt to improve the logistical efficiency of their manufacturing and distribution systems. With the progression of these systems, expedited product movement has become increasingly important. The plastic pallet industry is expected to grow along with the overall pallet industry. According to the October 2003 issue of Pallet Enterprise, analysts have projected that the plastic pallet industry will grow approximately 8% annually over the next five years.

Our Solution

    We develop, produce, market and sell plastic pallets and other material-handling products throughout the United States, Canada and South America. We believe that we are strongly positioned in the marketplace because of the following:

    o processing and manufacturing advantages over other plastic pallet producers;

    o product advantages over wood pallets; and

    o long-term cost advantages of our pallets compared to both wood pallets and other plastic pallets.

  Processing and Manufacturing Advantages

    We believe we are capable of providing a lower priced plastic pallet than our competitors because:

    o we subcontract our manufacturing in rural areas where utility costs are lower;

    o we subcontract pallets at a fixed cost;

    o we specify that our molder use only recycled plastic resins, which are considerably less expensive than virgin resin;

    o our designs feature lightweight construction, which translates into less cost per pallet because of lower resin content;

    o our blend of recycled resins and additives contributes to predictable and consistent quality of our pallets; and

    o our state-of-the-art molding equipment improves cycle time efficiency.

    Our manufacturing process provides us with a competitive advantage because it allows us to accept raw materials in a variety of forms. Our ability to use raw materials from a variety of sources increases the likelihood that an abundant supply of low-cost raw materials will continue to exist. We believe that this makes our manufacturing process more cost-effective because it enables our subcontract manufacturers to accept raw materials in a variety of forms, including regrind, post-industrial scrap, post-consumer plastic, post-institutional recyclable plastic, and off-grade virgin resin. Quality control is also assured by an ongoing measurement of resin content, confirming that each batch conforms to our resin specifications.

    We believe the conversion feature of our nestable pallet also reduces our cost. The conversion feature enables our nestable pallet to be easily transformed into a rackable pallet by the addition of one component. The tops and bottoms are approximately the same size and are locked into position with a simple snap-lock appendage creating a rackable pallet. This convertibility reduces mold costs and facilitates improved production time, thereby increasing profit margins.

    Our pallets are based upon proprietary designs that enable molders to accept and process most high-density plastic materials. A thermoplastic additive, developed by independent scientists, enables the amalgamation of chemically incompatible polymers. The additive acts as a catalyst to make commingled dissimilar polymers compatible, which would normally have little or no affinity for each other. It reduces melt viscosity and acts as a wetting agent for inorganic substances.The thermoplastic additive is purchased by our contract manufacturers, which use the additive in molding the pallets. We have no legal rights to the additive. Because additives with similar attributes to the one used by our contract manufacturer are readily available, we believe we are not heavily dependent on this additive.

    Tests on the thermoplastic additive we have performed under laboratory conditions have indicated a marked improvement in bonding. The additives we use enable polymers to be molded at lower processing temperatures and also serve as a filler or extender to thermoplastics, thereby lowering the cost of the end product. We also believe that the additive permits a significant reduction in raw material and processing costs, while producing an end product which we believe to be of superior strength and durability.

    We and our subcontract manufacturers keep abreast of developments in the additive field and evaluate new additives to determine their effectiveness and applicability to our manufacturing processes.

    In 2002, we purchased six extrusion molds, which are used to manufacture components for our custom-size plastic pallets. Management, in conjunction with its consulting engineers, has identified other markets and applications for these plastic runners, deck-boards and rounds. While still in the development stage, numerous non-pallet applications for plastic components appear to be a promising adjunct to our plastic-parts business.

  Product Advantages

    We believe that our plastic pallets offer the following advantages over wood pallets:

    o lighter weight;

    o more can fit in a shipping container;

    o more user friendly and less likely to cause injuries;

    o more environmentally friendly; and

    o more sanitary.

    Our nestable pallet is considerably lighter than a wood pallet of comparable size. For example, our nestable 40" x 48" pallet weighs approximately 22 pounds, while a wood pallet of similar dimensions weighs approximately 45 pounds. Because shipping costs are often calculated based on weight, shippers that use our plastic pallets immediately realize significant freight and shipping savings.

    Because of the interlocking, nesting feature, more of our nestable pallets can be shipped in a container or trailer. Wood pallets are typically stacked one atop the other with no accommodations for nesting.

    Our plastic pallets are user friendly. In addition to being lightweight, our plastic pallets are designed and molded to eliminate sharp edges, burrs and other protuberances that make wood pallets difficult to handle and cause worker injuries. Many workmen's compensation claims arise from handling wood pallets. Some shippers require that two workmen handle a wood pallet. Splintering, gouging, or puncture wounds from nails or sharp edges are eliminated by utilization of our plastic pallets.

    Additionally, our plastic pallets are environmentally friendly and we contribute to the nation's recycling efforts. The use of plastic allows us to recycle older pallets and save on disposal costs. Wood pallets deplete our forests and present a serious disposal problem for many communities.

    Finally, our plastic pallets are more sanitary than wood pallets. Wood pallets have been identified as harboring vermin, bacteria and insects. For this reason, many nations have recently passed regulations requiring the costly treatment of certain wood pallets before they can be exported to such nations. Our pallets do not harbor pests and can be used for export to these companies without extra treatment. In contrast, our pallets resist contamination and can be easily cleaned. They are scuff-resistant and do not leech, absorb odors or lose color.

  Long-Term Cost Advantages

    Sales of plastic pallets have not significantly penetrated the overall pallet market, due in large part to their cost. Heavy-duty plastic pallets typically cost between $45.00 and $100.00, whereas new heavy-duty wood pallets typically cost approximately $20.00 and less sturdy wood pallets typically cost between $5.00 and $11.00. Based on results of our telephone survey of 25 plastic pallet manufacturers conducted in January 2003, the price of our pallets, ranging between $15.00 and $39.00, is significantly below the industry average.

    With an average selling price of $15.00 or less per pallet, depending on the quantity ordered, our nestable pallet competes directly with grade one wood pallets and is considerably less expensive than most plastic pallets currently being produced. The same is true for the rackable pallet. When evaluating total pallet cost, our plastic pallet initially costs more but can be used for many more trips. We believe that our pallet is ideal for closed loop shipping where a pallet is used for multiple trips before being discarded. For example, a grade one wood pallet, which typically costs about $10.00, makes approximately seven trips before disposal, repair or recycling is required, according to the October 1997 issue of Pallet Enterprise. Heavy-duty plastic pallets, as currently manufactured, have a useful life of approximately 75 trips. Because our plastic pallets have a useful life approximately ten times longer than grade one wood pallets, our plastic pallets offer a significantly lower cost per use.

Our Strategy

    We have strived to develop expertise relating to plastic pallets and material handling services. Our goal is to become the nation's leading provider of plastic pallets within the next five years. Our business strategy to achieve this goal includes the following elements:

    o Develop Strategic Relationships. As our business grows, we intend to enter into further arrangements with agents and distributors across the country to increase the market awareness of our products, while maintaining and building upon solid relationships with current and future suppliers, subcontract manufacturers and customers.

    o Continue to outsource manufacturing while gradually establishing an internal manufacturing facility. Our strategic decision to outsource the manufacturing of our pallets has assisted us in keeping start-up costs to a minimum while we have developed our products. We plan to continue to outsource the production of our pallets until we are prepared to establish our own production facility. As a first step to the establishment of our own production facility, we intend to lease an office building with sufficient space to serve as a production facility as well as our corporate headquarters prior to the end of 2004. Initially, we anticipate that the production facility will include grinding equipment with which we can grind post-industrial and post-consumer plastic products for use in connection with the manufacturing of our pallets. Over time we intend to add presses to our production facility that will enable internal production of our pallets.

    o Continue to promote our products. In addition to establishing further relationships with agents and distributors, we intend to extend our marketing activities through direct mail programs, trade organizations, trade journals and website promotions, among other activities. See "Business - Sales and Marketing."

    o Place a special focus on marketing to closed-loop shippers. Due to the durability of our pallets, we are ideally situated to target the "closed-loop" shipping market. A closed-loop is a shipping and warehousing environment where pallets are shipped from a central warehouse or distribution center to outlets and returned to the same central warehouse for re-use, rather than being discarded. Because closed-loop shippers can use pallets many times, their primary concern is the cost per use for pallets, rather than the initial cost of the pallet. Because plastic pallets have a useful life of approximately 10 times that of wood pallets, the cost per use of plastic pallets is often lower than the cost per use of wood pallets.

    o Continue to develop new products to meet our customers' needs. We are currently working to introduce three new pallets to the market, as well as a non-slip pallet that we expect to largely reduce the drawback of slippage which can be associated with plastic pallets. In addition, we continue to look for ways to reduce costs sufficiently to produce a low-cost one way plastic pallet capable of competing with low-cost wood pallets in the one- way shipping market.

    o Continue to target environmentally-conscious customers. Because our plastic pallets are more environmentally friendly than wood pallets, we intend to continue to target entities that are particularly conscious about protecting the environment, including many governmental agencies.

Competition

    We compete directly with domestic and, to some extent, foreign manufacturers of wood and plastic pallets. We compete mainly on the basis of price per usage and, to a lesser degree, on the basis of the superior environmental and safety advantages of our pallets. Despite the competitive advantages that we believe we possess, the market for plastic and wood pallets and the market for materials handling products and related services are both extremely competitive. There are also no substantial barriers to entry to these markets.

    We have identified approximately 25 United States-based companies that currently produce some type of plastic pallet, and we expect that competition will intensify in the future. The majority of these manufacturers are believed to be selling to a limited market in direct response to special orders, which we believe results in higher costs and prices. Two direct competitors producing large-scale plastic pallets are Orbis, Inc. in Oconomowoc, Wisconsin, and Buckhorn, Inc. in Milford, Ohio.

    We believe that our ability to compete successfully depends on a number of factors, including the availability of capital, the quality of our supplier services, governmental regulations, our ability to eventually acquire other plastic and/or pallet-producing companies, the pricing policies of our competitors and suppliers, our ability to establish co-marketing relationships, and general economic trends.

    One of the major competitive obstacles we face is the predominance of wood pallet usage. Most shippers that use low cost pallets for one-way shipping are primarily concerned with initial pallet cost. The initial cost of a low cost wood pallet is typically far less than the initial cost for a plastic pallet. Thus, we cannot currently compete effectively in the one-way market segment. However, we can compete in the market for closed-loop shippers which are required to use grade one pallets. A closed-loop is a shipping and warehousing environment where pallets are shipped from a central warehouse or distribution center to outlets and returned to the same central warehouse for re-use. Because closed-loop shippers can use pallets many times, their primary concern is the cost per use for pallets. Because plastic pallets have a useful life of approximately 10 times that of wood pallets, the cost per use of plastic pallets is often lower than the cost per use of wood pallets. The cost per use for plastic pallets is further reduced by recycling. Damaged pallets that are to be returned to us are stockpiled in a central warehouse and eventually picked up by us to be recycled. The closed loop distributor receives recycle credits on future orders for damaged pallets returned to us. Because of the competitive advantage of plastic pallets when a shipper's primary concern is cost per use, we intend to continue to focus our marketing efforts on closed-loop distributors that benefit most from long pallet life.

    We believe we can capture a significant market share of the low cost wood pallet market if and when we are able to produce a pallet directly competitive with inexpensive wood pallets. We believe this can be achieved as we develop and process less expensive recycled resins and composites. We are currently engaged in a study that utilizes otherwise unusable waste material and we are testing it to determine if it will be a viable substitute for high density polyethylene or polypropylene. Should this be the case, we believe that we would be able to reduce raw material costs, which typically account for 60% to 70% of the pallet's cost, and offer a plastic pallet competitive with low-cost new and used wood pallets.

    Another obstacle we must overcome is the long-term relationships that existing wood pallet manufacturers have developed with their customers. These relationships will require us to focus on marketing RPM Technologies as a long-term supplier of material management products and a reliable source for pallet requirements.

Our Products and Services

    Pallets come in a wide range of shapes and sizes, depending on their purpose and use. However, the grocery industry, which we believe accounts for approximately one-third of the demand for new pallets, uses a standard 40" x 48" pallet. This has essentially become the standard pallet size in most industries in the United States.

    Block edge, rackable pallets are heavy-duty pallets with nine blocks between the pallet decks that allow true four-way entry by forklifts, pallet trucks, and pallet jacks. These types of pallets are often used to transport goods from manufacturers to distribution centers where they are racked. Nestable pallets are easily converted into rackable pallets through the addition of an easily added single component. "Feet" are added to nestable pallets to create rackable pallets that can be easily stacked. Nestable pallets are often used to transport goods between distribution centers and retail stores.

    We currently offer the following types of pallets for sale to markets throughout North America:

    o Heavy Duty Nestable Pallet. This pallet measures 40" x 48" and can handle a 10,000 pound static load capacity and a 2,400 pound dynamic load capacity. One-piece construction maximizes durability and ease of use with true four- way forklift and pallet jack entry. Our stable Plastic Pallet is nestable at a 2:1 ratio.

    o Plastic Beverage Pallet. This pallet can handle a 30,000 pound static load and a 3,000 pound dynamic load. It has four-way forklift entry and measures 44" x 56."

    o Plastic Utility Pallet. This all-purpose pallet measures 40" x 48," has a static load capacity of 15,000 pounds and a dynamic load capacity of 2,500 pounds.

    o Rackable Pallet. This pallet measures 40" x 48" and has a 15,000 pound static load capacity and a 3,000 pound dynamic load capacity.

    We have the capability of producing, through our subcontractor manufacturers, other high-grade, low-cost plastic pallets in most common pallet sizes and configurations, including both rackable and nestable pallets. Our recycled plastic pallets can be made to specification, including color variations and logo inscription. These modifications typically result in approximately a 10% surcharge. Special standard features can include a non-slide, surface and bottom texture to reduce pallet sliding and shifting loads. An interlocking, nesting feature saves space and facilitates easier shipping and storage. Strategically placed drainage holes enable easy cleaning. Our pallets do not have undesirable characteristics such as leeching, color-transfer and odor retention.

    We are currently in the final stages of design and engineering of three additional pallets, including two rackable pallets and one pallet designed specifically for the pharmaceutical industry.

    We also manufacture custom-size pallets made of plastic stringers and deck boards. These pallets can be made in sizes up to 90" in length and width. Components for our custom-size plastic pallets are produced from extrusion and compression molds. We acquired ten extrusion molds to produce this custom line.

    We believe that we will continue to benefit from the adoption by many nations of ISPM 15, an international standard imposed upon exporters to such nations using soft-wood packaging materials. ISPM 15 requires wood packaging, including wood pallets, made from raw wood to be heat treated or fumigated to reduce the risk of introduction and/or spread of pests. These requirements increase the cost and reduce the desirability of using wood pallets for export to countries that have adopted ISPM 15 or similar regulations. Since March 2002, when ISPM 15 was finalized, approximately 120 nations have adopted it or similar regulations, including the United States, Canada, Mexico, New Zealand, Korea, China, and all of the European Union nations.

    We have identified a viable market for a 48" x 48" plastic pallet with applications in the pharmaceutical industry. We have completed preliminary designs and field tested the concepts. We have entered into negotiations with two large potential customers that currently purchase 18,000 of these pallets annually. We expect to produce a mold for this application and expect to market the product during the fourth quarter of 2004. This mold will be designed to also produce a 45" x 48" version, which has widespread application in the automotive industry.

    Management continues to research and explore the possibilities of producing very inexpensive plastic pallets that would compete directly with low-cost wood pallets. One-way wood pallets, which typically sell for $5.00 to $7.00, constitute a market estimated by management at $6 billion in annual sales in the United States alone. Management believes that a 40" x 48" plastic pallet, which could be sold for a near equal amount would capitalize on the ongoing movement from wood to plastic.

Operations

    We do not currently own or operate any manufacturing facilities, although we plan to lease a facility prior to the end of 2004. Manufacturing and assembly of our pallets is currently being provided by Polytec Manufacturing, Inc., or Polytec, located in Wheaton, Minnesota, and ERP Inc., or ERP, located in Liberty City, Iowa. Both companies have large-scale production facilities, with the appropriate presses and equipment to produce our pallets. We own the pallet molds and specify the resin used in production.

    Our contractual relationship with Polytec and ERP is, in our opinion, customary in the plastic molding field and enables us to utilize other subcontract manufacturers at any time. Contacts with manufacturers throughout the United States also allow us greater flexibility in providing delivery and shipping savings to potential clients located in different areas. Polytec, ERP and others from whom we have received quotes have agreed to manufacture our pallets at a fixed price per pallet. Polytec and ERP have given us a firm quote to manufacture our pallets, but we do not have a formal binding contract, which we believe is normal and customary in the molding industry.

    Subcontract manufacturing has significantly reduced our start-up costs. However, a disadvantage of subcontract manufacturing is that we do not have complete control over the manufacturing process or the facility. Our inability to oversee unique client demands could compromise our manufacturing. In the event we face these problems, we intend to resolve them by providing our existing molds to other contract manufacturers who will then serve our manufacturing needs. We believe there are other molders and manufacturers that are ready, willing and able to replace our existing molders and manufacturers should the need arise.

    Also, as sufficient funds become available, we plan to develop our own manufacturing site. We anticipate that sometime during the third or fourth quarter of 2004 we will lease a building to serve as our corporate headquarters as well as an operational and manufacturing facility. Initially we anticipate using the manufacturing facility to grind post-consumer and post-industrial plastics, which can be used in the production of our pallets. Eventually, as funds are available and as we reach our business objectives, we plan to purchase molding equipment and presses that will allow us to fully manufacture our pallets within our facility.

    Polytec and ERP order raw materials that we specify as appropriate for molding our products. There is no shortage of recyclable material and no shortage is anticipated. Major recyclers, large hospital corporations, local government officials, major manufacturers and other public and private organizations have expressed interest in providing raw materials to us. The volume of plastics these organizations generate far exceeds our current requirements. These materials are purchased at rates ranging from $0.05 to $0.32 per pound. In some cases, these materials are obtained at no charge, with costs limited to cartage and processing.

Proprietary Technology

    Our manufacturing and plastic pallet processing systems and our development efforts involve confidential operating systems and procedures, which are considered proprietary information owned by us. This proprietary information is not considered by us to be capable of patent protection.

    We believe that we have intellectual property rights in our pallet processing system, although we have no verification of such, and we cannot give any assurances that the processing system can withstand any threat of infringement. These rights are protected by non-disclosure and non- competition agreements, which have been executed by our sales agents, distributors and employees. The material terms of these agreements prohibit divulging marketing strategies, names of prospects and customers or manufacturing or operational techniques or procedures to any third party without our written consent.

    Our pallets are based upon proprietary designs that enable molders to accept and process most high-density plastic materials. A thermoplastic additive, developed by independent scientists, enables the amalgamation of chemically incompatible polymers. The additive acts as a catalyst to make commingled dissimilar polymers compatible, which would normally have little or no affinity for each other. It reduces melt viscosity and acts as a wetting agent for inorganic substances. The thermoplastic additive is purchased by our contract manufacturers, which use the additive in molding the pallets. We have no legal rights to the additive. Because additives with similar attributes to the one used by our contract manufacturer are readily available, we believe we are not heavily dependent on this additive.

    Tests on the thermoplastic additive we have performed under laboratory conditions have indicated a marked improvement in bonding. The additives we use enable polymers to be molded at lower processing temperatures and also serve as a filler or extender to thermoplastics, thereby lowering the cost of the end product. We also believe that the additive permits a significant reduction in raw material and processing costs, while producing an end product which we believe to be of superior strength and durability.

    We and our subcontract manufacturers keep abreast of developments in the additive field and evaluate new additives to determine their effectiveness and applicability to our manufacturing processes.

Sales and Marketing

    Currently, our sales and marketing activities primarily involve promoting our products and services through our multiple websites. However, we plan to initiate supplemental media advertising and promotion in 2005 to escalate our growth and market penetration.

    We promote our websites through a variety of techniques, including the purchase of preferred positions on searched pages from providers such as Google, MSN, Overture and others. We manage and optimize our key words on our websites to promote an optimal level of contact activity and lead volume, which is directly proportional to the preferred position placements that we are either able to buy or acquire through manipulation. We believe that having multiple websites, all linking directly or indirectly to one another, creates an internet marketing environment conducive to volume inquiries. We plan to promote our websites in vertical print media to be directed to shippers and warehouse management in a variety of industries.

    In addition, we have appointed a number of sales agents and distributors that present our products to a wide variety of shippers throughout most of the United States. All of our sales agents are independent contractors that sell our products on a commission basis, which reduces overhead. We also have agreements with distributors in the Chicago area, Florida and Michigan. Our distributors are intermediaries that resell our products to their customers, also on a commission basis.

    All of our sales agents and distributors are independent contractors who have signed our standard independent contractor's agreement. They bear all expenses, unless otherwise agreed and are paid commissions that range from 5% to 10% of gross sales. The term of our agreements with our independent consultants is normally five years. We can cancel the agreement at any time for non-performance with no obligation of any kind other than paying commissions on sales made prior to the cancellation of the agreement.

    All sales agents and distributors are expected to adhere to our selling and pricing strategies, including maintaining the confidentiality of our price list, which provides pricing for various classes of buyers. In the future, we may provide each distributor with a protected territory and refer all queries from prospects within such territory to this local distributor.

    During the first quarter of 2005, contingent upon adequate funding, we plan to implement the following marketing activities, prioritized in the following order:

    o place trade advertisements in selected trade journals that are circulated to material handling personnel, plant managers and purchasing agents, potentially utilizing an advertising agency;

    o launch a targeted direct mail program to pallet buyers in a wide cross-section of industries in the United States and Canada. Recipients' names will be given to our sales agents for follow-up;

    o produce a video presentation of our pallets, featuring their characteristics and benefits, summarizing test results, and showing the pallet subjected to a variety of in-use tests. Computer-generated graphics, in tape and CD-ROM formats, will show the pallet in actual application situations. This will be part of the sales kit used by sales agents and our management in making sales presentations;

    o join selected trade organizations that serve the material handling industry, and participate in national and international trade shows;

    o sponsor seminars and/or trade conferences in key markets where customers will be invited to luncheon presentations on contemporary material handling and shipping techniques. Our pallets will be featured, showing the savings realized by shipping goods on the lighter, more durable plastic pallet;

    o conduct an in-house telemarketing program to contact prospective pallet buyers. Leads generated from this medium will be referred to the appropriate sales agents and distributors;

    o prepare technical bulletins and manuals that present and illustrate the features of our pallets;

    o implement a high-tech customer service department that will provide technical information through toll free telephone numbers;

    o retain a public relations firm or publicity agent to generate product-use stories and features in selected trade and business publications;

    o prepare press kits with photo-caption stories. Reprints of these stories will be used in direct mail campaigns and agents sales kits; and

    o continue to promote our websites.

Recycle Program

    We have established a recycle program in an effort to increase sales. Under this program, we grant credit to customers who return unusable or damaged pallets. When we deliver new pallets to a client in truckload quantities, we agree to accept and dispose of the client's unusable plastic pallets, irrespective of the condition of such pallets. Because an unusable plastic pallet possesses valuable resin content, plastic pallets can be recycled by regrinding and remolding. To determine the amount of credit provided to a customer, we estimate the current market price for un-ground plastic parts and deduct the freight charges to ship it to a grinder. We then credit the customer with a portion of the balance, which is valid on the customer's next order.

Trial Order Program

    To generate new sales, we permit potential new customers to participate in our trial order program. This program is offered to large pallet users who want to try our pallets in actual warehouse conditions before committing to a larger purchase. Under the program, we conditionally sell the prospect a small number of pallets at the truckload price, with payment contingent upon subsequent acceptance of the pallets. The prospective customer pays for the trial order only if the customer orders additional pallets. If the prospective customer decides against using the pallets, there is no charge for the initial order and we retrieve pallets that are not acceptable to the shipper.

Employees

    We currently have three full-time employees and one part-time employee. These employees are experienced in materials handling and plastic pallet operations, and they are involved in executive, corporate administration, operations and sales and marketing functions. We also utilize the services of outside consultants and experts on many of our projects to help reduce costs. Additional staffing will occur on an as-needed basis, dictated by the sales volume we achieve.

Property

    Currently, we have no corporate office space under lease. Our principal executive office address is 21061 West Braxton, Plainfield, Illinois. This address is provided by Charles Foerg, an officer and director of RPM Technologies.

    We conduct our operations from the separate personal offices of Randy Zych, our Chairman, and Charles Foerg, our Secretary and Treasurer. No formal lease agreement exists for the use of these offices. During 2003, we paid the officers an aggregate of approximately $61,900 for the use of these offices and reimbursement of corporate expenses paid personally on behalf of RPM Technologies.

    We also occupy approximately 6,000 square feet of warehouse and assembly space located in Plainfield, Illinois, located approximately five miles from the office, where we assemble custom-size plastic pallets and stores plastic pallets.

    Management plans to enter into an office lease for a corporate headquarters and operational and manufacturing facility prior to the end of 2004.

Legal Proceedings

    There are no legal proceedings filed, or to our knowledge, threatened against RPM Technologies that we believe would have, individually or in the aggregate, a material adverse effect upon our financial condition or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

    The directors and executive officers of RPM Technologies, Inc. and their ages, positions, business experience and education as of October 14, 2004 are as follows:

Name                     Age                  Position Held
--------------------   -------  ----------------------------------------------
Randy Zych (1)            60    Chairman of the Board & Chief Executive Officer
Charles Foerg (1)         72    President, Secretary/Treasurer and Director
David Lade (2)            44    Chief Financial Officer, Controller and Director

(1) Member of the audit committee, compensation committee and nominating committee

(2) Member of the audit committee

    Randy Zych has served as our Chairman of the Board of Directors and Chief Executive Officer since our inception in 1997. Mr. Zych has spent most of the past twenty-five years working as an entrepreneur, developing and promoting various new businesses, including several manufacturing companies. For example, Mr. Zych developed and promoted an organic fertilizer for Earthlife Products, Inc. He also developed and promoted financial services for Cambridge Capital Group, Ltd. Between 1990 and our inception in 1997, Mr. Zych worked as an independent consultant in the areas of marketing and distribution strategies for the two preceding companies. Mr. Zych attended the University of Illinois, Chicago, concentrating his studies in finance and business management.

    Charles W. Foerg has served as our President, Secretary/Treasurer and a Director since 1997. Immediately prior to his association with us, he was self-employed as a management consultant from 1991 to 1996. He has accumulated more than 25 years of experience in financing, building and managing several companies across many industries, with jobs and duties covering executive management, marketing, technology acquisitions, quality control and manufacturing operations. Mr. Foerg's experience in advertising includes working as Account Supervisor and Vice President for Young & Rubicam Advertising and BBD&O Advertising. Mr. Foerg received a BS degree in Economics from Shurtleff College, Alton, Illinois and completed graduate studies in Business Administration at the University of Detroit. Mr. Foerg served in the U.S. Army in Europe and Korea.

    David A. Lade has served as our Chief Financial Officer and as a Director since 1999. Mr. Lade also serves as our Controller. From 1995 until 1999, Mr. Lade was an independent financial consultant, and served as part-time controller for several closely held corporations. As a consultant, Mr. Lade contributed in all areas of accounting, budgeting, cash management, bank relations and acquisition analysis. From 1987 until 1995, Mr. Lade worked as Controller for AGA Gas Central, where he was responsible for financial reporting and analysis, strategic planning, customer service and branch administration. From 1983 until 1987, Mr. Lade was Experienced Audit Senior for Arthur Anderson & Co., where he served as a member of the commercial audit division. Mr. Lade became a Certified Public Accountant in 1984, and a Registered Securities Representative (Series 6 Exam) in 1992.

Compensation of Executive Officers

    The Summary Compensation Table below provides information concerning the annual and long-term compensation for services in all capacities of Randy Zych, our Chief Executive Officer and Charles Foerg, our President, Secretary and Treasurer, or the named executives, during the years 2001, 2002 and 2003 that they were entitled to pursuant to employment agreements. No other employee of RPM was compensated in amounts exceeding $100,000 during the year ended December 31, 2003.

                            Summary Compensation Table
                            ---------------------------
                                                    Long-Term
                                                  Compensation
                                                  ------------
                                                    Awards
                                                  ------------
                              Annual Compensation  Securities
     Name and                                      Underlying
     Principal Position       Year     Salary($)   Options(#)
     -------------------      -------  ---------  ------------
     Randy Zych               2003     $125,000(1)   --
     Chief Executive Office   2002     $ 95,000(2) 2,500,000
                              2001     $ 85,000      --

     Charles Foerg,           2003     $ 85,000(1)   --
     President, Secratary     2002     $ 85,000(2) 1,000,000
     and Treasurer            2001     $ 85,000      --
     _______________

    (1) In 2003, cash salaries of $30,547 were paid to Mr. Zych and $29,958 to Mr. Foerg and the remainder of their salaries were added to accrued compensation. Pursuant to his employment agreement, Randy Zych is entitled to receive $125,000 annually. We intend to pay such amount if we are able to do so, but will not pay Mr. Zych from the funds of the recent financing from Laurus Master Fund, Ltd. Pursuant to the terms of his employment agreement, Charles Foerg is entitled to receive $85,000 annually. We intend to pay such amount if we are able to do so, but will not use the funds of the recent financing from Laurus Master Fund, Ltd. to do so.

    (2) Includes the fair market value of non-cash salary paid in restricted common stock totaling 1,000,000 shares of restricted common stock issued in 2002; 500,000 shares to Randy Zych and 500,000 shares to Charles Foerg.

Stock Option Grants in 2003

    During the year ended December 31, 2003, no options or stock appreciation rights were granted to the named executives.

Option Exercises and Year-End Values

    The following table sets forth the number of shares acquired and value realized upon exercise of options during the year ended December 31, 2003 and the number of exercisable and unexercisable in-the-money stock options and their values at December 31, 2003 for the named executives. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option.



                                                              Number of Securities Underlying      Value ($)of Unexercised
                                Shares                               Unexercised Options           In-the-Money Options at
                                Acquired on     Value                December 31, 2003             December 31, 2002 (1)
Name                       Exercise       Realized ($)   Exercisable    Unexercisable       Exercisable    Unexercisable
---------------------      ------------   ------------   -------------- ----------------  --------------  ----------------
Randy Zych                   ---             ---          5,000,000 (2)       ---               ---             ---
Charles Foerg                ---             ---          3,500,000 (2)       ---               ---             ---

---------------------------
(1) The closing sale price of our common stock on the OTC Bulletin Board as of
    December 31, 2003 was $0.40.

(2) Excludes options to purchase 2,500,000 shares of common stock, issued to each of Randy Zych and Charles Foerg on July 1, 2004, exercisable on or prior to September 1, 2005 at the exercise price of $0.50 per share.

Long-Term Incentive Plan Awards

    During the year ended December 31, 2003, no awards were given to named executives under long-term incentive plans.

Compensation of Directors

    Our directors do not receive any compensation in their capacity as members of the board of directors, but may be reimbursed for reasonable expenses incurred in connection with attendance of meetings of the board of directors. Expenses incurred by officers and directors totaling $69,000 in 2003 have been reimbursed to such officers and directors, as approved by our Board of Directors.

Repricing of Options and SARs

    No adjustments to or repricing of stock options or stock appreciation rights previously awarded to the named executives occurred during the year ended December 31, 2003.

Equity Compensation Plan Information

    The following table and the accompanying footnotes give information about our common stock that may be issued upon the exercise of options, warrants and rights under our stock option plans, as well as warrants and rights issued outside of any formal plan as of October 14, 2004.

                                                                          Weighted Average       Number of
                                            Number of Securities to        Exercise Price        Securities
                                            be Issued Upon Exercise       of Outstanding          Remaining
                                               of Outstanding Options,    Options, Warrants      Available for
              Plan Category                    Warrants and Rights            and Rights         Future Issuance
----------------------------------------    ----------------------------  ------------------   -------------------
Equity compensation plans approved by
  security holders.....................              N/A                         N/A                   N/A
Equity compensation plans not approved
  by security holders..................                0(1)                      N/A                   0(1)
Total..................................                0(1)                      N/A                   0(1)
----------------------------

(1) Our board of directors has approved a 2002 Stock Option Plan and a 2003
    Amended Stock Option Plan.  For a description of our stock option plans, see
    "Notes to Financial Statements (unaudited)", at Note K, beginning on page F-
    36 of this prospectus. On February 28, 2002 we registered 300,000 shares of our common stock authorized for issuance under our 2002 Stock Option Plan pursuant to a Registration Statement on Form S-8 (file number 333-83520).
    On February 6, 2003, we registered 700,000 shares of our common stock authorized for issuance under our 2003 Amended Stock Option Plan pursuant to a Registration Statement on Form S-8 (file number 333-103015), for a total of 1,000,000 shares authorized and registered for issuance under the two plans. As of October 14, 2004, all shares authorized under these plans have been issued and no options remain outstanding under either plan. As of October 14, 2004, we have outstanding options issued outside of any formal plan to purchase up to 9,100,000 shares of our common stock and outstanding warrants issued outside of any formal plan to purchase up to 1,125,000 shares of our common stock.

Board and Board Committees

    All directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal.

    Our board of directors has an audit committee, a compensation committee and a nominating committee. The audit committee consists of Randy Zych, Charles Foerg and David Lade, the compensation committee consists of Messrs. Zych and Foerg and the nominating committee consists of Messrs. Zych and Foerg. The duties and responsibilities of our audit committee and our nominating committee have been set forth in a written charter governing such committees.

Code of Ethics

    Our board of directors has adopted a written code of ethics applicable to our Chief Executive Officer, our Chief Financial Officer and any other current or future senior financial officers.

Indemnification of Directors and Officers

    Our certificate of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, Section 145, or any other applicable provision. Generally, Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents from any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation and from judgments, expenses, fines, and settlements so long as such person was acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, or had no reasonable cause to believe that such conduct was unlawful. Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by such law. We believe that these provisions are necessary to attract and retain qualified directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

    We entered into an employment agreement with Randy Zych, our Chairman and Chief Executive Officer, on September 1, 2002. The employment agreement has a term of three years and automatically renews for additional five year terms unless either party terminates it by giving at least 180 days notice to the other party. Mr. Zych's annual salary under the employment agreement is $125,000. During subsequent terms, we are to negotiate in good faith increases in Mr. Zych's salary. Mr. Zych received 300,000 shares of restricted common stock upon signing his employment agreement. Mr. Zych also received the option to purchase up to 2,500,000 shares of restricted common stock at an option price of $0.50 per share. This option is exercisable during the initial three year term of the employment agreement, with an option to renew said option for an additional three years. All stock options are vested and irrevocable unless Mr. Zych is terminated for cause for any of the following reasons, in which case all stock options are automatically revoked: refusing to carry out the reasonable and lawful directions of the corporation, defrauding the corporation, embezzling funds of the corporation, engaging in willful misconduct, or engaging in fraud or dishonesty in performance of duties. If we terminate Mr. Zych without cause, we are obligated to pay Mr. Zych an amount equal to his salary and benefits for a period of 180 days.

    We entered into an employment agreement with Charles Foerg, our President, on September 1, 2002. The employment agreement has a term of three years and automatically renews for additional five year terms unless either party terminates it by giving at least 180 days notice to the other party. Mr. Foerg's annual salary under the employment agreement is $85,000. During subsequent terms, we are to negotiate in good faith increases in Mr. Foerg's salary. Mr. Foerg received 300,000 shares of restricted common stock upon signing his employment agreement. Mr. Foerg also received the option to purchase up to 1,000,000 shares of restricted common stock at an option price of $0.50 per share. This option is exercisable during the initial three year term of the employment agreement, with an option to renew said option for an additional three years. All stock options are vested and irrevocable unless Mr. Foerg is terminated for cause for any of the following reasons, in which case all stock options are automatically revoked: refusing to carry out the reasonable and lawful directions of the corporation, defrauding the corporation, embezzling funds of the corporation, engaging in willful misconduct, or engaging in fraud or dishonesty in performance of duties. If we terminate Mr. Foerg without cause, we are obligated to pay Mr. Foerg an amount equal to his salary and benefits for a period of 180 days.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In September 2002, we entered into the employment agreements with Randy Zych and Charles Foerg. See "Management - Employment Contracts and Termination of Employment and Change- in- Control Arrangements."

    On September 3, 2002 we issued 500,000 shares of restricted common stock valued at $50,000 to our Chairman, Randy Zych as partial payment for accrued compensation.

    On September 3, 2002 we issued 500,000 shares of common stock valued at $50,000 to our President, Charles Foerg, as partial payment for accrued compensation.

    We conduct operations from the separate personal offices of Randy Zych, our Chairman and Charles Foerg, our President, Secretary and Treasurer. No formal lease agreement exists for the use of these offices. During 2003, we paid the officers an aggregate approximately $61,900 for the use of these offices and reimbursement of our expenses paid by these officers personally on behalf of RPM Technologies.

    On September 3, 2002, we issued an option to purchase 250,000 shares of Class A Preferred Stock at an exercise price of $5.00 to Randy Zych exercisable until September 1, 2005. In June of 2004, our current securities counsel advised us that the Class A Preferred Stock and the issuance thereof was not properly authorized. In lieu thereof, on July 1, 2004, we granted Randy Zych options to purchase 2,500,000 shares of our common stock, exercisable until September 1, 2005 at $0.50 per share.

    On September 30, 2002, Charles Foerg was granted a fully-vested three-year option to purchase up to 250,000 shares of Class A Preferred Stock at an exercise price of $5.00 per share, which is $.50 per share of common stock on an as-converted basis, which was the closing price of a share of our common stock on that date. In June of 2004, our current securities counsel advised us that the Class A Preferred Stock and the issuance thereof was not properly authorized. In lieu thereof, on July 1, 2004, we granted Charles Foerg options to purchase 2,500,000 shares of our common stock, exercisable until September 1, 2005 at $0.50 per share.

                    PRINCIPAL AND SELLING SECURITY HOLDERS

    As of October 14, 2004, a total of 18,144,156 shares of our common stock were outstanding. The table below sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering by:

    o each person known by us to own beneficially more than five percent, in the aggregate, of the outstanding shares of our common stock as of the date of the table;

    o Laurus Master Fund, Ltd., the selling security holder;

    o each of our directors;

    o each executive officer named in the Summary Compensation Table contained elsewhere in this prospectus; and

    o all of our directors and executive officers as a group.

    The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling security holder. The beneficial ownership numbers and percentages indicated below are calculated based on requirements of the Securities and Exchange Commission. All shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days of October 14, 2004 are deemed to be outstanding for the purpose of calculating the percentage ownership of the person holding the options or warrants, but are not deemed to be outstanding for computing the percentage ownership of any other person.

    Unless otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                             Shares Beneficially Owned                     Shares Beneficially
                                              Prior to the Offering                     Owned After the Offering
                                            -------------------------                   ------------------------
                                                                             Shares
Name and Address of            Title of                                      Being
Beneficial Owner (1)            Class               Number                  Offered      Number        Percent
______________________         ________      _________________________    _____________   ____________  _________
Laurus Master Fund, Ltd.
825 Third Avenue, 14th Floor
New York, NY 10022              Common              905,393(2)               7,500,000(3)         0      --

Randy Zych                      Common            6,100,000(4)                 ---         6,100,000     26.4%

Charles Foerg                   Common            4,102,000(5)                 ---         4,102,000     19.0%

David Lade                      Common               72,000                    ---            72,000      0.4%

All directors and executive
officers as a group (3 persons) Common           10,274,000                    ---        10,274,000     38.6%
------------------------
(1) The addresses of the beneficial owners, unless otherwise specified in the table above, is c/o RPM Technologies, Inc., 21061 West Braxton, Plainfield,
    Illinois 60544.  Messrs. Zych, Foerg and Lade are executive officers and directors of RPM Technologies.


(2) Represents 4.99% of 18,144,156 shares outstanding as of October 14, 2004.
    Under the terms of our financing transaction with the selling security holder, the selling security holder (together with its affiliates) is precluded from converting its convertible term note and exercising its warrants in a manner that would give the selling security holder beneficial ownership of more than 4.99% of our common stock. This restriction may be waived by the selling security holder (i) by giving 75 days prior notice to us, or (ii) if an event of default under our financing has occurred and is continuing.

(3) Represents shares of common stock issuable to the named selling security holder issuable upon conversion of a convertible term note and upon exercise of warrants related thereto. Consists of (i) 10,416,667 shares of common stock issuable to the selling security holder upon conversion of the principal amount of a $2,500,000 convertible term note, based upon the current $0.24 per share fixed conversion price, (ii) 5,958,333 shares which may be issuable to the selling security holder on account of interest and any possible penalties or anti-dilution adjustment, and (iii) 1,125,000 shares issuable upon exercise of the warrant held by the selling security holder. This prospectus is not available for the resale of shares received by the selling security holder in payment of interest pursuant to the selling security holder's voluntary election to convert any portion of the outstanding convertible term note. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may become issuable by reason of any stock split, stock dividend or similar transaction without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(4) Includes 5,000,000 shares of common stock underlying an option to purchase such shares at $0.50 per share.

(5) Includes 3,500,000 shares of common stock underlying options to purchase such shares at $0.50 per share.

    All of the shares of common stock being offered under this prospectus are issuable upon conversion of a convertible term note or upon exercise of warrants that were purchased by the selling security holder from us in connection with a private placement that we made effective as of July 9, 2004. In the private placement, we issued $2,500,000 in principal amount of a secured convertible term note due July 9, 2007 to the selling security holder in exchange for gross proceeds of $2,500,000 in cash. In connection with the private placement, we also issued warrants to purchase up to an aggregate of 1,125,000 shares of our common stock to the selling security holder.

    The convertible term note bears interest at an initial annual rate of 3% plus the applicable prime interest rate in effect from time to time. However, amounts held in a restricted cash account bear interest at 1% per annum until released to us. The initial fixed conversion price of the debentures is equal to $0.24 per share. The fixed conversion price is subject to adjustment in the event that we issue common shares at below the fixed conversion price, or at a conversion or exercise price below the fixed conversion price. In that event, the conversion price will be adjusted to become the price at which such shares of common stock have been issued. However, the following issuances do not trigger any adjustment in conversion price: (i) issuances pursuant to stock splits, dividends and the like; (ii) issuances pursuant to the exercise of options, warrants or other obligations to issue shares outstanding on July 9, 2004; (iii) issuances pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan approved by our Board of Directors; (iv) issuances with respect to up to 1,000,000 shares of common stock so long as such shares do not become freely tradable prior to the registration statement of which this prospectus forms a part becoming effective and provided that no more than 200,000 of such shares are issued in any given fiscal quarter; and (v) issuances of up to 2,000,000 shares of common stock so long as such shares are restricted and do not become freely or publicly traded prior to the two year anniversary of the issuance thereof. The conversion price also is subject to customary anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like.

     During the period beginning July 9, 2004 and ending 270 days thereafter, the selling security holder may elect to purchase an additional note from us in an amount up to $960,000 on substantially identical terms to those of the note described herein.

    We agreed to register the shares of common stock underlying the convertible term note and the warrants. The shares of common stock being offered under this prospectus include shares of common stock issuable upon conversion of the convertible term note and upon exercise of the related warrants without regard to the exercise limitations described in the following paragraph.

    The terms of the secured convertible note and the warrants prohibit conversion of the secured convertible note or exercise of the warrants to the extent that such conversion or exercise would result in the selling security holder and its affiliates beneficially owning in excess of 4.99% of our outstanding shares of common stock. The selling security holder may waive the 4.99% limitation upon 75 days' prior written notice to us or upon the occurrence and during the continuation of an event of default under the convertible note or warrants. Also, these limitations do not preclude the selling security holder from converting portions of the convertible term note or exercising warrants and selling the resulting shares in stages over time where each stage does not cause the selling security holder to beneficially own shares in excess of the limitation amounts. The number of shares being offered by the selling security holder under this prospectus is in excess of the amount of shares issuable to the selling security holder without such investor's waiver of the these limitations on conversion and exercise.

    We have agreed to pay expenses, other than broker discounts and commissions, if any, in connection with this prospectus. We have agreed with the selling security holder to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act to keep it effective until the earlier of: the date that all shares of common stock offered under this prospectus may be resold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by our counsel pursuant to a written opinion letter to such effect; and the date that all shares of common stock offered by those holders under this prospectus have been resold.

    We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holder.

                               PLAN OF DISTRIBUTION

    The selling security holder and any of its donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

    o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

    o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

    o an exchange distribution in accordance with the rules of the applicable exchange;

    o privately negotiated transactions;

    o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

    o transactions to cover short sales;

    o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

    o a combination of any of these methods of sale; or

    o any other method permitted by applicable law.

    The sale price to the public may be:

    o the market price prevailing at the time of sale;

    o a price related to the prevailing market price;

    o at negotiated prices; or

    o a price the selling security holder determines from time to time.

      The shares may also be sold under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus. The selling security holder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

    The selling security holder may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling security holder may pledge its shares to its brokers under the margin provisions of customer agreements. If the selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

    Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

    The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    The selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, the selling security holder has not entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If the selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

    The selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

    This prospectus does not cover the sale or other transfer of the convertible term note or the warrants issued in the private placement effective July 9, 2004 held by the selling security holder or the issuance of shares of common stock to the selling security holder upon conversion or exercise. If the selling security holder transfers its convertible term note or warrants prior to conversion or exercise, the transferee of the convertible term note or warrants may not sell the shares of common stock issuable upon conversion of the convertible term note or upon exercise of the warrants under the terms of this prospectus unless this prospectus is appropriately amended or supplemented by us.

    For the period a holder holds the convertible term note or the warrants, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the convertible term note or upon exercise of the warrants. The terms on which we could obtain additional capital during the period in which the convertible term note or the warrants remain outstanding may be adversely affected. The holder of the convertible term note and the warrants are most likely to voluntarily convert the convertible term note or exercise the warrants when the conversion price or exercise price is less than the market price of our common stock.

                           DESCRIPTION OF SECURITIES

    Our authorized capital stock consists of 250,000,000 shares of common stock, $.001 par value per share. As of October 14, 2004, there were 18,144,156 shares of common stock outstanding. We also have outstanding a secured convertible term note convertible into approximately 16,375,000 shares of our common stock (including principal, interest, penalties and any anti- dilution adjustments) and a warrant to purchase up to 1,125,000 shares of our common stock.

    The following summary of the important provisions of our common stock, secured convertible term note and common stock purchase warrant is qualified in its entirety by reference to the provisions of our certificate of incorporation, our bylaws and the forms of note and warrant included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock, .001 par value

    The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock, if any. Our current financing prohibits us from paying dividends on our common stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our shareholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that may have priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock. We currently have no authorized class or series of preferred stock.

Secured Convertible Term Note

  The secured convertible term note issued as of July 9, 2004 has a term of three years and accrues interest at the rate equal to the "prime rate" published in the Wall Street Journal plus 3%. The portion of the proceeds of the convertible term note from time to time in a restricted cash account bears interest at the rate of 1% per annum. Interest is payable monthly in arrears commencing on August 1, 2004 and on the first business day of each consecutive calendar month until maturity. Monthly amortization payments commence on February 1, 2005 at the rate of $10,000 plus accrued interest and any penalties.

  The interest rate is subject to adjustment on a month-by-month basis if specified conditions are met, including that the shares of common stock underlying the convertible term note and the warrants are registered with the Securities and Exchange Commission, and whether and to what extent the average price of the stock exceeds the fixed conversion price.

  The holder of the note has the option to convert all or a portion of the note (including principal, interest, fees and charges) into shares of common stock at any time, subject to specified limitations, at a fixed conversion price of $.24 per share. The conversion price is subject to adjustment for stock splits, stock dividends and similar events. Our obligations under the note are secured by a first lien on all our assets.

  The note holder may not convert the note if, as a result of the conversion, the holder and its affiliates would beneficially own more than 4.99% of our outstanding shares of common stock. The holder is entitled to revoke this restriction if it provides us with 75 days prior written notice or upon the occurrence and continuation of any event of default by us under the note.

  We have the option to prepay the note at 130% of the principal amount of the note, together with accrued but unpaid interest thereon and any and all other sums due and payable to the holder under the terms of our financing transaction.

Warrant

  The common stock purchase warrant entitles its holder to purchase up to 1,125,000 shares of our common stock from July 9, 2004 to July 8, 2011. The exercise price per share of common stock is as follows: (i) $.30 for the first 375,000 shares; (ii) $.36 for the next 375,000 shares; and (iii) $.42 for the next 375,000 shares. The warrant is not redeemable by us.

  The warrant may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our offices with the "Form of Subscription" on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment in full of the exercise price. In addition to the use of cash, certified or official bank check as payment for the exercise price of the warrant, the warrant holder may also exercise the warrant by surrendering that number of shares of common stock issuable under the warrant with a fair market value equal to the exercise price of the portion of the warrant to be exercised.

  The warrant contains provisions that protect the holder against dilution by adjustment of the purchase price in specified events, such as stock dividends, stock splits and other similar events. The holder of the warrant will not possess any rights as a stockholder by virtue of the warrant unless and until the holder exercises the warrant.

  The holder may not exercise the warrant if, as a result of the exercise, the holder and its affiliates would beneficially own more than 4.99% of our outstanding common stock. The holder is entitled to revoke this restriction by providing us with at least 75 days prior written notice or upon the occurrence and continuation of any event of default by us.

  Our board of directors is permitted to reduce the exercise price of the warrant at any time and for as long as it determines appropriate during the term of the warrant.

Transfer Agent and Registrar

    The transfer agent and registrar for our common stock is Securities Transfer Corporation 2591 Dallas Parkway Suite 102 Frisco, Texas 75034 with telephone number:(469) 633-0101.

                                    LEGAL MATTERS

    The validity of the shares of common stock offered under this prospectus has been passed upon by Rutan & Tucker, LLP, Costa Mesa, California.

                                      EXPERTS

    Our consolidated financial statements as of and for the years ended December 31, 2003 and 2002 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by S.W. Hatfield, CPA, independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere in this prospectus and are incorporated in this prospectus in reliance upon the report given upon the authority of said firm as experts in auditing and accounting.

                           WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

    For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

    The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.rpmplasticpallets.com.

    All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                         RPM TECHNOLOGIES, INC.
                      INDEX TO FINANCIAL STATEMENTS

                                                                         Page
                                                                        ------

Financial Statements as of and for the Years Ended
December 31, 2003 and 2002

Report of Independent Certified Public Accountants........................F-2

Restated Balance Sheets as of December 31, 2003 and 2002..................F-3

Statements of Operations and Comprehensive Loss for the Years Ended
December 31, 2003 and 2002................................................F-4

Restated Statement of Changes in Shareholders' Equity for the Years Ended
December 31, 2003 and 2002................................................F-5

Statements of Cash Flows for the Years Ended
December 31, 2003 and 2002................................................F-6

Notes to Financial Statements.............................................F-7

Consolidated Financial Statements as of and for the Three and Six Months Ended June 30, 2004 and 2003

Balance Sheets as of June 30, 2004 (unaudited)...........................F-26

Statements of Operations for the Three and Six Months Ended
June 30, 2004 and 2003 (unaudited)........................................F-25

Statement of Cash Flows for the Six Months Ended
June 30, 2004 and 2003 (unaudited)........................................F-27

Notes to Financial Statements (unaudited).................................F-28

                   Letterhead of S. W. Hatfield, CPA
                      ________________________

           REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                     ________________________

Board of Directors and Stockholders
RPM Technologies, Inc.

We have audited the accompanying restated balance sheets of RPM Technologies, Inc. (a Delaware corporation) as of December 31, 2003 and 2002 and the related statements of operations and comprehensive loss, restated statement of changes in shareholders' equity and statements of cash flows for the each of the two
years then ended.   These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the financial position of RPM Technologies, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the each of the two years then ended, in conformity with generally accepted accounting principles generally accepted in the United States of America.

We initially issued a Report of Independent Certified Public Accountants (Report) on the above listed financial statements on March 11, 2004. In conjunction with a change in securities counsel during the 2nd quarter of 2004, management discovered that an amendment to the Company's Articles of Incorporation to allow for the issuance of preferred stock had not been properly approved and effected in accordance with Delaware law. Accordingly, the September 3, 2002 transaction issuing preferred stock was invalid. The effect of this correction affects only the presentation of accrued officers compensation, the par value of preferred stock and additional paid-in capital. This change, with which we concur, is reported in the accompanying financial statements. Accordingly, we withdraw our opinion dated March 11, 2004 and no further reliance should be placed on this opinion.



                                  /s/ S. W. Hatfield, CPA
                                  ------------------------
                                  S. W. HATFIELD, CPA
Dallas, Texas
August 5, 2004

                                    RPM TECHNOLOGIES, INC.
                                    RESTATED BALANCE SHEETS
                                  DECEMBER 31, 2003 AND 2002

                                                      (Restated)    (Restated)
                                                      December 31,  December 31,
                                                          2003        2002
                                                      ------------  ------------
                   ASSETS
                   ------
Current Assets
  Cash on hand and in bank                            $     316,233 $   105,689
  Accounts receivable - Trade,
    net of allowance for doubtful accounts of
    $-0- and $-0-, respectively                             342,912     139,800
  Inventory at lower of cost or market                         -         11,000
                                                      ------------- ------------
    Total Current Assets                              $     659,145 $   256,589
                                                      ------------- ------------
Property and Equipment - at cost
  Molds, tools and dies                                     648,239     636,979
  Computer equipment                                         14,000      14,000
                                                      ------------- ------------
                                                            662,239     650,979
  Accumulated depreciation                                 (267,766)    202,942)
                                                      ------------- ------------
    Net Property and Equipment                              394,473     448,037
                                                      ------------- ------------
Other assets
    Pallet handling technology license                        4,822           -
                                                      ------------- ------------
Total Assets                                           $  1,058,440 $   704,626
                                                      ============= ============
          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
Current Liabilities
    Note payable                                       $     50,000 $    50,000
    Accounts payable- trade                                 229,954     153,010
  Accrued officer compensation                              656,161     380,000
  Accrued interest payable                                    9,890       4,890
                                                      ------------- ------------
      Total Current Liabilities                             946,005     587,900
                                                      ------------- ------------
Commitments and Contingencies

Shareholders' Equity

  Common stock - $0.001 par value. 250,000,000
    shares authorized. 13,497,156 and 9,933,010
    shares issued and outstanding, respectively              13,497       9,933
  Additional paid-in capital                              8,671,279   7,990,936
  Accumulated deficit                                    (8,993,161) (8,282,143)
                                                      ------------- ------------
                                                            216,615     243,726
  Stock subscription receivable                            (104,180)   (157,000)
                                                      ------------- ------------
    Total Shareholders' Equity                              112,435      86,726
                                                      ------------- ------------
Total Liabilities and Shareholders' Equity            $   1,058,440 $   704,626
                                                      ============= ============

                                  RPM TECHNOLOGIES, INC.
                      STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                          YEARS ENDED DECEMBER 31, 2003 AND 2002

                                              Year ended       Year ended
                                          December 31, 2003  December 31, 2002
                                          -----------------  -----------------
Revenues                                       $1,492,310         $222,241
Cost of Sales                                   1,049,781          146,344
                                          -----------------  -----------------
Gross Profit                                      442,529           75,897
                                          -----------------  -----------------
Expenses
  Research and development costs                     -               1,110
  Sales and marketing expenses                    109,360            6,453
  Payroll and related expenses                    334,033          365,941
  Professional and consulting fees                261,439          479,684
  General and administrative expenses             129,485          115,389
  Interest expenses                                 5,000            4,890
  Depreciation                                     64,824           63,457
  Compensation expense related to fair value
    of granted stock options                          -            525,000
  Compensation expense related to common stock
    issuances at less than "fair value"           249,406        1,396,513
                                          -----------------  -----------------
      Total operating expenses                  1,153,547        2,958,427
                                          -----------------  -----------------
Loss from operations                             (711,018)      (2,882,530)
Other Income
  Interest Income                                     -               -
                                          -----------------  -----------------
Loss before Income Taxes                         (711,018)      (2,882,530)
Provision for Income Taxes                            -               -
                                          -----------------  -----------------
Net Loss                                         (711,018)      (2,882,530)
Other comprehensive income                            -               -
                                          -----------------  -----------------
Comprehensive Loss                           $   (711,018)   $  (2,882,530)
                                          =================  =================
Loss per weighted-average shares of
  common stock outstanding, computed
  on Net Loss - basic and fully diluted      $      (0.06)   $       (0.51)
                                           =================  =================
Weighted-average number of shares of
  common stock outstanding                     11,346,503        5,625,631
                                          =================  =================

                                RPM TECHNOLOGIES, INC.
                RESTATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                      YEARS ENDED DECEMBER 31, 2003 AND 2002


                             Common Stock     Additional  Deferred      Stock
                           ------------------  paid-in  Compensation  subscription   Accumulated
                            Shares   Amount  capital  Stock Options  receivable       deficit    Total
                           ---------  ------ --------- ------------- ------------   -----------  ------
Balance at January 1, 2002  3,290,513 $3,291 $5,630,116 $     -      $        -     $(5,399,613)$233,794
                           ---------- ------ ---------- ------------ -------------  ----------- --------
Common stock issued for
  Cash                      4,050,000 4,050   1,698,450       -         (157,000)           -  1,545,500
  Professional fees         1,592,500 1,592     538,370       -               -             -    539,962
Deferred Compensation fair
  value of granted stock
  options                        -      -           -     525,000             -             -    525,000
                           ---------- ------ ---------- ------------ -------------  ----------- --------
Net loss for the year             -     -           -         -               -    (2,882,530)(2,882,530)
                           ---------- ------ ---------- ------------ -------------  ----------- --------
Balances at
  December 31, 2002         9,933,013 9,933   7,990,936   525,000        (157,000) (8,282,143)    86,726
Common stock issued for
  Cash                      2,608,428 2,608     526,577       -            52,820       -        582,005
    Less costs to acquire
      capital                    -      -       (55,100)      -               -         -        (55,100)
  Professional fees           920,000   920     204,080       -               -         -        205,000
  Acquisition of pallet
    handling technology
      licensing rights         35,715    36       4,786       -               -         -          4,822
Net loss for the year            -      -            -        -               -      (711,018)  (711,018)
                           ---------- ------ ---------- ------------ -------------  ----------- ---------
Balances at
  December 31, 2003        13,497,156 $13,497 $8,671,279  $525,000   $   (104,180) $(8,993,161) $112,435
                           ========== ======= ==========  ========   ============= ============ ========

                                      RPM TECHNOLOGIES, INC.
                                    STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31, 2003 AND 2002

                                              Year ended       Year ended
                                          December 31, 2003  December 31, 2002
                                          -----------------  -----------------
Cash Flows from Operating Activities

  Net Loss                                    $ (711,018)      $ (2,882,530)
  Adjustments to reconcile net income
    to net cash provided by operating
    activities
    Depreciation                                  64,824             63,457
    Expenses paid with common stock              142,500            600,950
  Compensation expense related to fair value of
    granted stock options                            -              525,000
  Compensation expense related to common stock
    issuances at less than "fair value"           249,406         1,396,513
  (Increase) Decrease in
    Accounts receivable - trade and other        (203,112)          (73,113)
    Inventory                                      11,100           (11,000)
  Increase (Decrease) in
    Accounts payable and other                     76,943            37,233
    Accrued interest payable                        5,000             4,890
    Accrued officers compensation                 246,161           170,000
                                          -----------------  -----------------
Net cash provided by (used in) operating
    activities                                   (118,196)         (168,700)
                                          -----------------  -----------------
Cash Flows from Investing Activities
  Purchase of property and equipment              (11,260)          (39,500)
                                          -----------------  -----------------
Net cash used in investing activities             (11,260)          (39,500)
                                          -----------------  -----------------
Cash Flows from Financing Activities

  Proceeds from note payable                          -              50,000
  Cash paid to acquire capital                    (55,100)              -
  Proceeds from sales of common stock             395,100           213,000
                                          -----------------  -----------------
Net cash provided by (used in) financing
  activities                                      340,000           263,000
                                          -----------------  -----------------
Increase (Decrease) in Cash and Cash Equivalents  210,544            54,800
Cash and cash equivalents at beginning of period  105,689            50,889
Cash and cash equivalents at end of period    $   316,233     $     105,689
                                          -----------------  -----------------
Supplemental Disclosures of Interest
  and Income Taxes Paid
  Interest paid during the period             $         -     $           -
                                          =================  =================
  Income taxes paid (refunded)                $         -     $           -
                                          =================  =================
Supplemental Disclosure of Non-Cash Investing and Financing Activities

  Issuance of common stock in payment of
  accrued officers compensation               $         -     $     125,000
                                          =================  =================

  Acquisition of pallet handling technology rights
  with common stock                           $      4,822    $           -
                                          =================  =================

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

Note A - Organization and Description of Business

RPM Technologies, Inc. (Company or RPM) was incorporated on April 10, 1996 in accordance with the laws of the State of Delaware as Mann Enterprise, Inc.

The Company is in the business to develop, produce, market and sell plastic pallets to various unrelated entities located throughout the United States, Canada, Central and South America. The Company has developed what it believes is a proprietary process for the manufacture of plastic pallets at costs comparable to those currently in use constructed of wood which will meet current and future anticipated environmental standards, encourage the preservation of trees and promote plastic recycling.

Note B - Restatement of Financial Information

In conjunction with a change in securities counsel during the 2nd quarter of 2004, management discovered that an amendment to the Company's Articles of Incorporation to allow for the issuance of preferred stock had not been properly approved and effected in accordance with Delaware law. Accordingly, the September 3, 2002 transaction issuing preferred stock was invalid.

Management is restating it's financial statements for all quarterly and annual periods, commencing with the Annual Report on Form 10-KSB for the period ended December 31, 2002 through the quarterly period ended March 31, 2004. The balance sheet will be restated to reverse the previously recorded transaction where preferred stock was issued to Company officers as partial payment on accrued officers compensation. There will be no change to the previously reported results of operations for any of the aforementioned periods.

The effect of this transaction affects the presentation of accrued officers compensation, the par value of preferred stock and additional paid-in capital only. All references to Preferred Stock have been deleted from the Company's restated financial statements.

Note C - Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

Note C - Preparation of Financial Statements - Continued

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

Note D - Summary of Significant Accounting Policies

1.  Cash and cash equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.  Property and equipment

Property and equipment is recorded at cost and is depreciated on a straight-line basis, over the estimated useful lives (generally 3 to 10 years) of the respective asset. Major additions and betterments are capitalized and depreciated over the estimated useful lives of the related assets. Maintenance, repairs, and minor improvements are charged to expense as incurred.

3.  Organization and reorganization costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organizational and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

4.  Research and development expenses

Research and development expenses are charged to operations as incurred.

5.  Advertising expenses

The Company does not utilize direct solicitation advertising. All other advertising and marketing expenses are charged to operations as incurred.

6.  Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. At December 31, 2003 and 2002, the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

Note D - Summary of Significant Accounting Policies - Continued

7.  Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2003 and 2002, the Company has no outstanding stock options and the Company's outstanding stock warrants are anti-dilutive due to the Company's net operating loss position.

Note E - Fair Value of Financial Instruments The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

Note F - Concentrations of Credit Risk

The Company maintains its cash accounts in a financial institution subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company is entitled to aggregate coverage of $100,000 per account type per separate legal entity per financial institution. During the years ended December 31, 2003 and 2002, respectively, the Company maintained deposits in various financial institutions with credit risk exposures in excess of statutory FDIC coverage. The Company incurred no losses during 2003 and 2002, respectively, as a result of any unsecured bank balance.

Note G - Property and Equipment

Property and equipment consist of the following components at December 31, 2003 and 2002, respectively:

                              December 31,    December 31,
                                      2003           2002      Estimated life
                              ------------    ------------     ---------------
Molds, tools and dies             $648,239        $636,979           10 years
Computer equipment                  14,000          14,000            3 years
                                  --------        --------
                                   662,239         650,979
                                  --------        --------
Accumulated depreciation          (267,766)       (202,942)
                                  =========       =========
Net property and equipment         $394,473       $448,037

Depreciation expense for the years ended December 31, 2003 and 2002, respectively, was approximately $64,824 and $63,457.

Note H - Note Payable

Note Payable consists of the following:


                                                   December 31,    December 31,
                                                        2003            2002
                                                   ------------    ------------
$50,000 note payable to an individual. Interest
at 10.0% per annum. Principal and all accrued,
but unpaid, interest is due at maturity in November
2002.  Unsecured.  The outstanding principal and
accrued interest may be converted into the Company's
common stock at a 50% discount to the 7-day average
closing price following the lender's written notice
of conversion.  The lender has recognized the
delinquency in payment by the Company and has verbally
notified management of his intent to convert the
balance to common stock at a future date.
No payment demand has been made by the lender.        $50,000         $50,000
                                                     =========       =========
Note I - Income Taxes

The components of income tax (benefit) expense for the years ended December 31, 2003 and 2002, respectively, are as follows:

                             Year ended             Year ended
                            December 31,           December 31,
                                2003                   2002
                            ------------           ------------
             Federal:
                 Current         $     -           $       -
                 Deferred              -                   -
                                       -                   -
             State:
                  Current              -                   -
                  Deferred             -                   -
                                       -                   -
                 Total           $     -           $       -

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

Note I - Income Taxes - Continued

As of December 31, 2003, the Company has a net operating loss carryforward of approximately $3,900,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2018. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for the years ended December 31, 2003 and 2002, respectively, differed from the statutory federal rate of 34 percent as follows:

                                    Year ended      Year ended
                                   December 31,    December 31,
                                           2003            2002
                                   ------------    ------------
Statutory rate applied to
income before income taxes            $(242,000)      $(918,000)
Increase (decrease) in income
  taxes resulting from:
State income taxes                            -               -
  Other, including
  reserve for deferred
  tax asset
  and application of
  net operating loss carryforward       242,000         918,000

      Income tax expense              $       -       $       -
                                   ------------    ------------

Temporary differences, consisting primarily of statutory deferrals of expenses for pre-operations interest expense, research and development expenses and start-up costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2003 and 2002, respectively:

                                                December 31,    December 31,
                                                        2003            2002
                                                ------------    ------------
    Deferred tax assets
    Net operating loss carryforwards             $1,326,000         $850,000
    Less valuation allowance                     (1,326,000)        (850,000)

    Net Deferred Tax Asset                      $         -     $          -
                                                ------------    ------------

For the years ended December 31, 2003 and 2002, respectively, the valuation allowance increased by the approximate following amounts over the previously reported balances for the years ended December 31, 2002 and 2001: $476,000 and $374,000.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

Note J - Common Stock Transactions

In January 2002, the Company sold 300,000 shares of restricted, unregistered common stock to a consultant (Lone Wolf Business Services) for $45,000 cash.

In March 2002, the Company issued an aggregate of 480,000 shares of common stock to three consultants, (Lone Wolf Business Services, Jamie Spangler, John Dennee and P & L Trading, Co., Inc.) providing various management and financial consulting services. These transactions were valued at aggregate amount of approximately $456,000, which approximates the "fair value" of the services provided. 280,000 shares were issued to two consultants (Lone Wolf, Spangler, and Dennee) pursuant to the Company's 2002 Stock Option Plan, filed as a component of the Company's Registration Statement on Form S-8 in February 2002. The remaining 200,000 shares were restricted common stock (P & L).

In April 2002, the Company issued 500,000 shares of restricted common stock at a price of $0.10 per share ($50,000) to a group of accredited investors (represented by P & L Trading Co., Inc.). Included with each share were two warrants to purchase one (1) share of restricted common stock each; a Class A Warrant to purchase one (1) share of restricted common stock at a price of $3.00 per share; and one (1) Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004. Due to the uncertainty of the exercise of the warrants, no value or compensation expense was attributed to the issued warrants.

In July 2002, the Company issued 824,500 shares of restricted common stock to two consultants providing investment banking, financial, management and business consulting services. These transactions were valued at $82,450, which approximates the "fair value" of the services provided.

In August 2002, the Company issued 500,000 shares of restricted common stock at a price of $0.10 per share ($50,000) to a group of accredited investors (represented by P & L Trading Co., Inc.). Included with each share were two warrants to purchase one (1) share of restricted common stock each; a Class A Warrant to purchase one (1) share of restricted common stock at a price of $3.00 per share; and one (1) Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004. Due to the uncertainty of the exercise of the warrants, no value or compensation expense was attributed to the issued warrants.

In August and September 2002, the Company issued 288,000 and 1,000,00 shares of restricted common stock to a public relations firm for various consulting services valued at $272,000. On December 2, 2002, the Company canceled the 1,000,000 share issuance due to non-performance by the consultant of the services contracted.

In September 2002, the Company issued 250,000 shares of restricted common stock at a price of $0.10 per share ($50,000). Included with each share were two warrants to purchase one (1) share of restricted common stock each; a Class A Warrant to purchase one (1) share of restricted common stock at a price of $3.00 per share; and one (1) Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004. Due to the uncertainty of the exercise of the warrants, no value or compensation expense was attributed to the issued warrants.

In September 2002 the Company issued 500,000 shares of restricted common stock valued at $50,000 to our Chairman, Randy Zych in payment of a signing bonus set forth in a new Employment Agreement dated September 1, 2002.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

Note J - Common Stock Transactions - Continued

In September 2002 the Company issued 500,000 shares of restricted common stock valued at $50,000 to our President, Charles Foerg in payment of a signing bonus set forth in a new Employment Agreement dated September 1, 2002.

From November through December 31, 2002 the Company issued 2,500,000 shares pursuant to an Option Agreement sell 2,500,000 shares at a price of $0.10 per share, for $250,000 to a group of accredited investors (represented by P & L Trading Co, Inc.). Included with each share were one warrant to purchase one (1) share of restricted common stock each; a Class B Warrant to purchase one (1) share of restricted common stock at a price of $4.00 per share exercisable until March 1, 2004. Due to the uncertainty of the exercise of the warrants, no value or compensation expense was attributed to the issued warrants.

The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.

On May 19, 2003, the Company issued 200,000 shares of restricted, unregistered common stock and 200,000 shares of free-trading stock to Lone Wolf Business Services for providing business consulting services. This transaction was valued at $50,000 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.12 per share) and the selling price resulted in a charge to operations of approximately $50,000 for compensation expense related to common stock issuances at less than "fair value."

On May 27, 2003, the Company sold an aggregate 60,000 shares of restricted, unregistered common stock to a group of private investors, who were also existing Company shareholders, for gross proceeds of approximately $30,000 (or $0.50 per share), which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

On May 27, 2003, the Company sold 200,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $23,000 (or $0.115 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.02 per share) and the selling price resulted in a charge to operations of approximately $4,000 for compensation expense related to common stock issuances at less than "fair value."

On June 20, 2003, the Company issued 100,000 shares of restricted, unregistered common stock to Lone Wolf Business Services for providing business consulting services. This transaction was valued at $12,500 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.12 per share) and the selling price resulted in a charge to operations of approximately $12,500 for compensation expense related to common stock issuances at less than "fair value."

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note J - Common Stock Transactions - Continued

On June 20, 2003, the Company sold 300,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $45,000 (or $0.15 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.10 per share) and the selling price resulted in a charge to operations of approximately $30,000 for compensation expense related to common stock issuances at less than "fair value."

On July 25, 2003, the Company sold 400,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $50,000 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.05 per share) and the selling price resulted in a charge to operations of approximately $20,000 for compensation expense related to common stock issuances at less than "fair value."

On August 20, 2003, the Company sold 300,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $37,500 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.07 per share) and the selling price resulted in a charge to operations of approximately $22,500 for compensation expense related to common stock issuances at less than "fair value."

On August 28, 2003, the Company sold 300,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $37,500 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.02 per share) and the selling price resulted in a charge to operations of approximately $7,500 for compensation expense related to common stock issuances at less than "fair value."

On September 7, 2003, the Company issued 200,000 shares of restricted, unregistered common stock and 200,000 shares of free-trading stock to Lone Wolf Business Services for providing business consulting services. This transaction was valued at $75,000 (or $0.18 per share), which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

On September 12, 2003, the Company issued 35,715 shares of restricted, unregistered common stock to an individual to acquire the licensing rights of certain pallet handling technology. This transaction was valued at approximately $4,821, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

Note J - Common Stock Transactions - Continued

On September 16, 2003, the Company issued 500,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $62,500 (or $0.13 per share), which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

On October 10, 2003, the Company sold 48,428 shares of restricted, unregistered common stock to an accredited investor for gross proceeds of approximately $6,780 (or $0.14 per share), which the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.06 per share) and the selling price resulted in a charge to operations of approximately $2,905 for compensation expense related to common stock issuances at less than "fair value."

On October 14, 2003, the Company sold 500,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $50,000 (or $0.10 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.20 per share) and the selling price resulted in a charge to operations of approximately $100,000 for compensation expense related to common stock issuances at less than "fair value."

On December 1, 2003, the Company issued 500,000 shares into escrow to be used as collateral on a prospective credit arrangement. As of December 31, 2003, this prospective loan has not materialized and these shares are have not been "fully paid and assessable" and, accordingly, are not included in the issued and outstanding totals in the accompanying financial statements.

The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.

Note K - Stock Options

2002 Stock Option Plan

On February 28, 2002, the Company filed a Registration Statement on Form S-8 to register 300,000 shares of common stock to support the 2002 Stock Option Plan
(Plan). Under the Plan, the Company may grant options, from time to time, to acquire shares of common stock to employees of the Company or its subsidiaries. In addition, at the discretion of the Board of Directors, options to acquire common stock of the Company may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries and are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services shall not be in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market in our securities.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS

Note K - Stock Options - Continued

2002 Stock Option Plan - Continued

The purpose of the 2002 Plan is intended to aid the Company in maintaining and developing a management team, and in attracting new personnel as needed and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company, or who are important to the continued business and operations of the Company.

The 2002 Plan will be administered by the Company's Board of Directors. The Board of Directors may further delegate administration of the 2002 Plan or specific administrative duties with respect to the 2002 Plan on such terms and to such committees of the Board as it deems proper. The issuance of any options will be approved as specified by the Company's Board of Directors.

The Board of Directors has initially allocated a total of 300,000 shares of common stock to the 2002 Plan. The number of shares of common stock subject to, or issued pursuant to, options granted under the 2002 Plan may be increased or decreased as the Board of Directors deem advisable. At the time any option is granted under the terms of the 2002 Plan, the Company will reserve for issuance the number of shares of supporting common stock subject to such option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

Each granted option shall have its term established by the Board of Directors, or their designee, at the time the option is granted but in no event may such
term exceed five (5) years.   Once an option is granted, its term may be
modified only as provided for in the 2002 Plan and under the express written provisions of the option.

On March 1, 2002, the Company granted an aggregate 280,000 options to purchase an equivalent number of shares under the 2002 Plan, to three consultants, (Lone Wolf Business Services, Jamie Spangler and John Dennee) providing various management and financial consulting services. These options were exercised upon grant by the receiving parties as compensation for their respective services.

2003 Stock Option Plan

On February 6, 2003, the Company filed a Registration Statement on Form S-8 to register 700,000 shares of common stock to support the 2003 Stock Option Plan (2003 Plan). Under the 2003 Plan, the Company may grant options, from time to time, to acquire shares of common stock to employees of the Company or its subsidiaries. In addition, at the discretion of the Board of Directors, options to acquire common stock of the Company may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries and are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services shall not be in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market in our securities.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note K - Stock Options - Continued

2003 Stock Option Plan - continued

The purpose of the 2003 Plan is intended to aid the Company in maintaining and developing a management team, and in attracting new personnel as needed and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company, or who are important to the continued business and operations of the Company.

The 2003 Plan will be administered by the Company's Board of Directors. The Board of Directors may further delegate administration of the 2003 Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper. The issuance of any options will be approved as specified by the Company's Board of Directors.

Initially, the Board of Directors has allocated a total of 1,000,000 shares of common stock to the 2003 Plan. The number of shares of common stock subject to, or issued pursuant to, options granted under the 2003 Plan may be increased or decreased as the Board of Directors deem advisable. At the time any option is granted under the terms of the 2003 Plan, the Company will reserve for issuance the number of shares of supporting common stock subject to such option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

Each granted option shall have its term established by the Board of Directors, or their designee, at the time the option is granted but in no event may such
term exceed five (5) years.   Once an option is granted, its term may be
modified only as provided for in the 2003 Plan and under the express written provisions of the option.

Through December 31, 2003, the Company has issued no options to acquire common stock under the 2003 Plan.

Other options

On January 15, 2002, the Company granted an aggregate 600,000 fully vested options to purchase an equivalent number of shares of common stock as follows:
300,000 shares at $3.00 per share and 300,000 shares at $4.00 per share to an accredited investor in conjunction with the sale of 300,000 shares for gross proceeds of approximately $45,000. These options expire, if not exercised, on March 1, 2005.

On September 3, 2002, the Company issued Randy Zych, the Company's Chairman, a fully vested three-year option to purchase up to 2,500,000 shares of restricted common stock at an exercise price of $0.50 per share, exercisable until September 1, 2005.

On September 3, 2002, the Company issued Charles Foerg, the Company's President, a fully vested three-year option to purchase up to 1,000,000 shares of restricted common stock at an exercise price of $0.50 per share, exercisable until September 1, 2005.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note K - Stock Options - Continued

Other options - Continued

On October 1, 2002, the Company issued an Option to purchase 2,500,000 shares at a price of $0.10 per share to a group of accredited investors (represented by P & L Trading Co, Inc.) exercisable until December 31, 2002. The Option was fully exercised for 500,000 shares in November 2002 and 2,000,000 shares in December 2002.

The following tables summarize all common stock options granted through December 31, 2003.

                                                            Weighted average
                                                            price per share
                                                            ----------------

Options outstanding at January 1, 2002              -             -
  Issued                                        6,600,000       $0.62
  Exercised                                    (2,500,000)      $0.10
  Expired/Terminated                                -             -
                                                ----------    --------
Options outstanding at December 31, 2002        4,100,000       $0.94
  Issued                                            -             -
  Exercised                                         -             -
  Expired/Terminated                                -             -
                                                ----------    --------
Options outstanding at December 31, 2003        4,100,000       $0.94
                                                ----------    --------


               Options    Options    Options     Options    Exercise Price
               granted   exercised  terminated  outstanding     per share
               --------- ---------  ----------  ----------- ---------------
2002 investors 3,100,000 2,500,000      -        600,000     $3.00 - $4.00
2002 officers  3,500,000    -           -        3,500,000       $0.50
               --------- --------- -----------  ----------- ----------------
 Totals        6,600,000 2,500,000      -        4,100,000
               ========= =========               =========

The weighted average exercise price of all issued and outstanding options at December 31, 2003 is approximately $0.94 and all issued and outstanding options are vested and eligible for exercise.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note K - Stock Options - Continued

The weighted-average remaining contractual life of the options outstanding at December 31, 2003 was 1.60 years. The exercise prices of the options outstanding at December 31, 2003 ranged from $0.50 to $4.00 per share. The following table summarizes the outstanding options at December 31, 2003:
                                                        Weighted-    Weighted-
                                                         average      average
                                           Weighted-     exercise    exercise
                   Stock      Stock         average      price of    price of
  Range of        options    options       remaining     options      options
exercise prices outstanding exerciseble contractual life oustanding  oustanding
--------------- ----------- ----------- ---------------- ----------  ----------
   $0.50         3,500,000  3,500,000       1.67 yrs       $0.50       $0.50
   $3.00           300,000    300,000       1.17 yrs       $3.00       $3.00
   $4.00           300,000    300,000       1.17 yrs       $4.00       $4.00
                ----------- -----------
                 4,100,000  4,100,000

In December 2002, FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS No. 123 "Accounting for Stock-Based Compensation" and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. Effective December 31, 2002, the Company's Board of Directors, in conjunction with public opinion and SFAS 148, elected to expense the imputed compensation cost related to stock options granted during Fiscal 2002.

Year ended December 31, 2002
----------------------------

Expected life of the option:        The initial life of the corresponding
                                    option, generally three (3) years

Expected volatility in the
 Company's stock price:             500.0%, which was based on fluctuations of
                                    the Company's stock price over the past
                                    Fiscal year.

Expected dividends:                 Zero (0.00) based on past performance

Anticipated risk free interest
 rate:                              Estimated to be 6.0%.

This calculation resulted in approximately $525,000 being charged to operations for the year ended December 31, 2002 for stock options issued during the year.

The weighted-average fair value of options covering approximately 4,100,000 shares of common stock granted during the year ended December 31, 2002 for which the exercise price was greater than the market price on the grant date was $0.40 and the weighted-average exercise price was $0.94.

No stock options have been granted at any time where the exercise price was equal to the market price on the grant date.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note K - Stock Options - Continued

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Note L - Stock Warrants

In April 2002, the Company in conjunction with the sale of 500,000 shares of restricted common stock, issued 1,000,000 warrants to purchase one (1) share of restricted common stock each; 500,000 Class A Warrants to purchase one (1) share of restricted common stock at a price of $3.00 per share; and 500,000 Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

In August 2002, the Company in conjunction with the sale of 500,000 shares of restricted common stock, issued 1,000,000 warrants to purchase one (1) share of restricted common stock each; 500,000 Class A Warrants to purchase one (1) share of restricted common stock at a price of $3.00 per share; and 500,000 Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

In September 2002, the Company, in conjunction with the sale of 250,000 shares of restricted common stock, issued 500,000 warrants to purchase one (1) share of restricted common stock each; 250,000 Class A Warrants to purchase one (1) share of restricted common stock at a price of $3.00 per share; and 250,000 Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

From November through December 31, 2002, the Company, in conjunction with the sale of 2,500,000 shares of restricted common stock, issued 2,500,000 Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

On May 27, 2003, the Company, in conjunction with the sale of 200,000 shares of restricted common stock, issued 400,000 Class B Warrants to purchase one (1) share of restricted common stock at a price of $4.00 per share, exercisable until March 1, 2004.

On June 20, 2003, the Company, in conjunction with the sale of 300,000 shares of restricted common stock, issued 400,000 Class B Warrants to purchase one (1) share of restricted common stock at a price of $4.00 per share, exercisable until March 1, 2004.

In October 2003, the Company, in conjunction with various sales of restricted common stock, issued 2,013,800 warrants to purchase one (1) share of restricted common stock each; 513,800 Class A Warrants to purchase one (1) share of restricted common stock at a price of $3.00 per share; and 1,500,000 Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note L - Stock Warrants - Continued

Due to the uncertainty of the ultimate exercise of these warrants, the Company did not assign any value or compensation expense to the above listed warrant transactions as of the respective date(s) of issuance.

                                                         Warrants
                                         Warrants   outstanding at
                                       originally     December 31,
                                           issued             2003      Exercise price
                                       ----------   --------------      ---------------
2002 - Series A                         2,050,000        2,050,000      $3.00 per share
2002 - Series B                         4,150,000        4,150,000      $4.00 per share
                                        ----------  --------------
Totals at December 31, 2002             6,200,000        6,200,000

2003 - Series A                           513,800          513,800       $3.00 per share
2003 - Series B                         2,300,000        2,300,000       $4.00 per share
                                        ----------  --------------
Totals at December 31, 2003             9,013,000        9,013,000
                                        ----------  --------------
Expired                                 (9,013,000)     (9,013,000)
                                        =========== ===============
Totals at June 30, 2004                     -              -
                                        =========== ===============

No warrants were cancelled, exercised or expired during the period from the issuance of the respective warrant(s) and December 31, 2003. As of March 1, 2004, all of the above warrants expired with none being exercised.

Note M - Commitments

Product Development

In January 2000, the Company purchased the rights to a pallet related product for $1,100 cash. Additionally, upon successful development of the product and marketplace acceptance of the product, the Company is obligated to issue 5,000 post-reverse split shares (25,000 pre-reverse split shares) of unregistered, restricted common stock.

As of December 31, 2003, the Company has completed some initial market demand studies and remains in the research and development phase on this product. No identifiable market demand has been recognized and no sales have been made. In September 2003, the Company issued 35,715 shares of restricted, unregistered stock to complete this transaction to avoid threatened litigation over alleged non-performance on the part of the Company related to the utilization and marketing of this product. In the event that the Company can successfully bring this product to market, the Company will be liable for a royalty payment of approximately $7.50 per unit sold.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note M - Commitments - Continued

Executive Compensation

For periods prior to January 1, 2002, the Company's two controlling shareholders/officers had an informal, unwritten agreement with the Company whereby they will provided their services to the Company at an annual salary of $60,000 each, with one-half, or $30,000, to be contributed to the Company as "additional paid-in capital" and one-half, or $30,000, to be accrued and paid at a future date when the Company's cash flows will support the repayment.

Effective January 1, 2002, these officers/shareholders have amended their informal, unwritten agreement whereby the Company will pay each of them an annual salary of $85,000, to be accrued and paid at a future time when the Company has the available cash flow to retire the debt.

On September 1, 2002, the Company's Board of Directors ratified an Employment Agreement (Agreement) with Randy Zych to serve as the Company's Chairman of the Board and Chief Executive Officer. The Agreement term was effective as of September 1, 2002 and expires on the third anniversary date of the Agreement with an automatic five (5) year extension unless either the Company or the President provides a 180-day written notice not to continue the Agreement. This Agreement provides the President with an initial annual base salary of $125,000 per year, payable in cash. Each subsequent year's base salary shall be negotiated between the Company and Mr. Zych in good faith; however, each subsequent year shall not be at an amount less than the initial base amount of $125,000. Further, the Company paid a signing bonus of 500,000 shares of restricted, unregistered common stock upon execution of this Agreement.

On September 1, 2002, the Company's Board of Directors ratified an Employment Agreement (Agreement) with Charles Foerg to serve as the Company's President. The Agreement term was effective as of September 1, 2002 and expires on the third anniversary date of the Agreement with an automatic five (5) year extension unless either the Company or the President provides a 180-day written notice not to continue the Agreement. This Agreement provides the President with an initial annual base salary of $125,000 per year, payable in cash. Each subsequent year's base salary shall be negotiated between the Company and Mr. Zych in good faith; however, each subsequent year shall not be at an amount less than the initial base amount of $125,000. Further, the Company paid a signing bonus of 500,000 shares of restricted, unregistered common stock upon execution of this Agreement.

As of December 31, 2003 and 2002, respectively, the Company has accrued approximately $656,000 and $410,000 in earned, but unpaid, officer compensation.

Note N - Related Party Transactions

The Company conducts it's operations from the separate personal offices of Randy Zych, it's Chairman and Charles Foerg, it's President. No formal lease agreement exists for the use of these offices. During 2003, the Company paid the officers an aggregate approximately $61,900 for the use of these offices and reimbursement of Company expenses paid personally on behalf of the Company.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note O - Selected Financial Data (Unaudited)

The following is a summary of the quarterly results of operations for the years ended December 31, 2003 and 2002, respectively.

                          Quarter ended   Quarter ended   Quarter ended   Quarter ended   Year ended
Calendar 2003                March 31,       June 30,       September 30    December 31,   December 31,
-------------              -------------   -------------   -------------   -----------   -------------
    Revenues               $   95,296      $ 184,500       $   501,692     $    710,822   $ 1,492,310
    Gross profit               14,398         84,213           159,002          184,916       442,529
    Net earnings             (108,199)       (33,849)         (165,207)        (403,763)     (711,018)
    Basic and fully diluted
      earnings per share   $    (0.01)          nil        $     (0.02)    $      (0.03)  $     (0.06)
    Weighted average number
     of shares issued and
     outstanding             9,933,103      9,941,475        10,737,563      13,421,332     11,346,503

Calendar 2002
-------------
    Revenues                $   11,856     $   95,352      $     34,303    $     80,730   $    222,241
    Gross profit                   830         26,718            23,011          25,338         75,897
    Net earnings              (247,386)       (70,119)          (85,821)     (2,479,204)    (2,882,530)
    Basic and fully
      diluted earnings
      per share             $    (0.07)    $    (0.02)     $      (0.02)   $      (0.30)  $      (0.51)
    Weighted-average number
      of shares and
      outstanding            3,634,513      4,526,557         4,836,817       8,324,317      5,625,631

Note P - Subsequent Events

In the first six months of 2004, the Company issued approximately 3,115,000 shares (650,000 registered shares and 2,465,000 unregistered, restricted shares) to various consultants for services valued at approximately $307,600, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of each respective transaction.

During the first six months of 2004, the Company sold approximately 1,527,000 shares of restricted, unregistered shares of common stock for aggregate proceeds of approximately $189,300, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of each respective transaction. As of June 30, 2004, the Company has yet to receive approximately $149,191 in cash proceeds related to these sale transactions.

On June 30, 2004, the Company issued an additional 5,000 shares of restricted, unregistered common stock to an individual as additional compensation related to the previously acquired licensing rights of certain pallet handling technology. This new transaction was valued at approximately $2,500, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

Where appropriate, the Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.

On July 9, 2004, the Company entered into a financing transaction whereby the Company issued $2,500,000 in principal amount of a secured convertible term note due July 9, 2007 to Laurus Master Fund, Ltd. (Note Purchaser) in exchange for gross proceeds of $2,500,000 in cash. The Company also issued warrants to purchase up to an aggregate of 1,125,000 shares of our common stock to the Note Purchaser. Our obligations under the financing are secured by a first priority lien over all of our assets in favor of the Note Purchaser. The convertible term note bears interest at an annual rate equal to the prime rate published from time to time in The Wall Street Journal plus 3%. However, amounts held in the restricted account bear interest at 1% per annum until released to us. The initial conversion price of the debentures is equal to $0.24 per share, and is subject to adjustment under certain circumstances, including if we make certain issuances of stock in the future at a price below the conversion price.

The $2,200,000 proceeds of the convertible term note has been placed in a restricted cash account subject to the terms of the Restricted Account Agreement and the Letter Agreement we entered into with the Note Purchaser in connection with the financing. These funds are under the control of the Note Purchaser until released to us pursuant to the Letter Agreement, including under the following circumstances: (a) $100,000 will be released to us when (1) either the Company has provided evidence to the Note Purchaser that we have obtained general liability insurance with a coverage limit of at least $1,200,000 or (2) the Note Purchaser has determined that such insurance is not customary with respect to our business operations; (b) $100,000 will be released to us when we have entered into a lease on commercially reasonable terms for a corporate headquarters and operational and manufacturing facility; (c) $100,000 will be released to us when we have filed with the Securities and Exchange Commission a Registration Statement registering for resale the shares of our common stock underlying the convertible term note and the warrants issued to the Note Purchaser in connection with the financing; and (d) up to $1,000,000 will be released to us when we have provided written evidence to the Note Purchaser that we have entered into an agreement or agreements to consummate one or more purchases of certain manufacturing equipment (the amount released to us will be equal to the corresponding dollar amount necessary to purchase the equipment).

The funds to be released to us under clause for the equipment purchases will not be released to us if we have not first (1) provided the Note Purchaser with evidence of satisfactory insurance for such equipment and (2) entered into the lease as described above. None of the funds described above will be released to us if we are in default of our obligations under the financing.

During the period beginning July 9, 2004 and ending 270 days thereafter, the Note Purchaser may elect to purchase an additional note from the Company in an amount up to $960,000 on substantially identical terms to those of the convertible term note described above.



                          RPM TECHNOLOGIES, INC.
                          RESTATED BALANCE SHEETS
                        JUNE 30, 2004 AND 2003

                                                                   (As Restated)
                                                        June 30,     June 30,
                                                         2004          2003
                                                       ----------   ----------
                   ASSETS
                   ------
Current Assets
  Cash on hand and in bank                               $363,556     $160,127
  Accounts receivable - Trade and Other Inventory -
   at lower of cost or market                             106,757      118,985
  Inventory - at lower of cost or market                     -          22,860
                                                      ------------  ------------
  Total Current Assets                                    470,313      301,972
                                                      ------------  ------------
Property and Equipment - at cost
  Molds, tools and dies                                   648,239      648,239
  Computer equipment                                       14,000       14,000
                                                      ------------  ------------
                                                          662,239      662,239
Accumulated depreciation                                 (300,178)    (235,354)
                                                      ------------  ------------
  Net Property and Equipment                              362,061      426,885
                                                      ------------  ------------
Other Assets
  Pallet handling technology license                        7,322         -
                                                      ------------  ------------
Total Assets                                             $839,696     $728,857
                                                      ============  ============
      LIABILITIES AND SHAREHOLDERS' EQUITY
      ------------------------------------
Current Liabilities
  Note payable                                           $ 50,000     $ 50,000
  Accounts payable - trade                                 81,773      112,181
 Accrued interest payable                                  12,384        6,890
 Accrued officer compensation                             755,107      480,108
                                                      ------------  ------------
    Total Current Liabilities                             899,264      649,179
                                                      ------------  ------------
Commitments and Contingencies

Shareholders' Equity
  Common stock - $0.001 par value.
       250,000,000 shares authorized.
       18,144,156 and 10,003,013 shares issued
       and outstanding, respectively                       18,144       10,003
   Additional paid-in capital                           9,196,952    7,995,796
   Deferred Compensation - fair value of vested
     stock options                                        525,000      525,000
                                                      ------------  ------------
   Accumulated deficit                                 (9,650,473)  (8,424,191)
                                                      ------------  ------------
                                                           89,623      106,678
                                                      ------------  ------------
   Stock subscription receivable                         (149,191)     (27,000)
                                                      ------------  ------------
        Total shareholders' equity                        (59,568)      79,678
                                                      ------------  ------------
Total Liabilities and Shareholders' Equity              $ 839,696     $728,857
                                                      ============  ============

                                     RPM TECHNOLOGIES, INC.
                      STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                      SIX AND THREE MONTHS ENDED JUNE 30, 2004 AND 2003

                                            Six Months         Six Months       Three Months     Three Months
                                              ended              ended             ended            ended
                                          June 30, 2004      June 30, 2003     June 30, 2004     June 30, 2003
                                          --------------     --------------    --------------    -------------
Revenues                                  $    916,825        $    279,796     $    438,831      $   184,500

Cost of Sales                                  798,657             181,185          387,989          100,287
                                          --------------     --------------    --------------    -------------
Gross Profit                                   118,168              98,611           50,842           84,213
                                          --------------     --------------    --------------    -------------
Expenses
  Research and development costs                  -                    -                -               -
  Sales and marketing expenses                 119,582              44,889           66,850           31,227
  Payroll and related expenses                 147,030             118,924           73,515           39,465
  General and administrative expenses          473,963              42,434          382,551           30,164
  Interest expenses                              2,493               2,000            1,243            1,000
  Depreciation                                  32,412              32,412           16,206           16,206
                                          --------------     --------------    --------------    -------------
Total operating expenses                       775,480             240,659          540,365          118,062
                                          --------------     --------------    --------------    -------------
Loss from operations                          (657,312)           (142,048)        (489,523)         (33,849)
Other Income
  Interest income                                  -                  -                 -                -
                                          --------------     --------------    --------------    -------------
Loss before Income Taxes                      (657,312)           (142,048)        (489,523)         (33,849)

Provision for Income Taxes                $        -                  -                 -                -
                                          --------------     --------------    --------------    -------------
Net Loss                                      (657,312)            (142,048)        (489,523)        (33,849)

Other comprehensive income                        -                    -                -                -
                                          --------------     --------------    --------------    -------------
Comprehensive Loss                        $   (657,312)       $    (142,048)     $  (489,523)    $   (33,849)
                                          ==============     ===============   ==============    =============
Loss per weighted-average shares of
  common stock outstanding,
  computed on Net Loss - basic
  and fully diluted                       $      (0.05)       $       (0.01)     $     (0.03)    $     (0.00)
                                          --------------     --------------    --------------    -------------
Weighted-average number of shares
  of common stock outstanding             $ 14,408,085        $   9,937,267      $14,905,387     $ 9,941,475
                                          =============      ==============    ==============    ==============

                                            RPM TECHNOLOGIES, INC.
                                          STATEMENTS OF CASH FLOWS
                                    SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                                (Unaudited)

                                                   Six months     Six months
                                                     ended          ended
                                                June 30, 2004    June 30, 2003
                                             ---------------  -----------------
Cash Flows from Operating Activities
  Net Loss                                       $(657,312)       $(142,048)
  Adjustments to reconcile net
    income to net cash
    provided by operating activities
    Depreciation                                    32,412           32,412
    Consulting fees paid with common stock         307,600             -
    (Increase) Decrease in
        Accounts receivable - trade
          and other                                236,155           20,815
        Prepaid expenses and other                     -            (11,760)
    Increase (Decrease) in
        Accounts payable and other                (148,181)         (40,829)
        Accrued interest payable                     2,494            2,000
        Accrued officers compensation               98,946           70,108
                                             ---------------  -----------------
Net cash provided by (used in)
 operating activities                             (127,886)         (69,302)
Cash Flows from Investing Activities
    Purchase of property and equipment                -             (11,260)
                                             ---------------  -----------------
Net cash used in investing activities                 -             (11,260)
                                             ---------------  -----------------
Cash Flows from Financing Activities
    Cash paid to acquire capital                      -             (30,000)
    Proceeds from sales of common stock             175,209         165,000
                                             ---------------  -----------------
Net cash provided by (used in) financing
 activities                                         175,209         135,000
                                             ---------------  -----------------
Increase (Decrease) in Cash and
 Cash Equivalents                                    47,323          54,438
Cash and cash equivalents at
 beginning of period                                316,233         105,689
                                             ---------------  -----------------
Cash and cash equivalents at
 end of period                                     $363,556        $160,127
                                             ===============  =================
Supplemental Disclosures of Interest
 and Income Taxes Paid
    Interest paid during the period          $       -         $       -
                                             ===============  =================
    Income taxes paid (refunded)             $       -         $       -
                                             ===============  =================
Supplemental Disclosure of Non-Cash
Investing and Financing Activities

    Acquisition of pallet handling
      technology rights
      with common stock                      $     2,500       $       -
                                             ===============  =================

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note A - Organization and Description of Business

RPM Technologies, Inc. (Company or RPM) was incorporated on April 10, 1996 in accordance with the laws of the State of Delaware as Mann Enterprise, Inc.

The Company is in the business to develop, produce, market and sell plastic pallets to various unrelated entities located throughout the United States, Canada, Central and South America. The Company has developed what it believes is a proprietary process for the manufacture of plastic pallets at costs comparable to those currently in use constructed of wood which will meet current and future anticipated environmental standards, encourage the preservation of trees and promote plastic recycling.

Note B - Restatement of Financial Information

In conjunction with a change in securities counsel during the 2nd quarter of 2004, management discovered that an amendment to the Company's Articles of Incorporation to allow for the issuance of preferred stock had not been properly approved and effected in accordance with Delaware law. Accordingly, the September 3, 2002 transaction issuing preferred stock was invalid.

Management has restated it's financial statements for all quarterly and annual periods, commencing with the Annual Report on Form 10-KSB for the period ended December 31, 2002 through the quarterly period ended March 31, 2004. The balance sheet was restated to reverse the previously recorded transaction where preferred stock was issued to Company officers as partial payment on accrued officers compensation. There was no change to the previously reported results of operations for any of the aforementioned periods.

The effect of this transaction affects the presentation of accrued officers compensation, the par value of preferred stock and additional paid-in capital only. All references to Preferred Stock have been deleted from the Company's restated financial statements.

Note C - Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note C - Preparation of Financial Statements - Continued

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its Annual Report on Form 10-KSB for the year ended December 31, 2003. The information presented within these interim financial statements may not include all disclosures required by generally accepted accounting principles and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U. S. Securities and Exchange Commission's instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 2004.

Note D - Summary of Significant Accounting Policies

1.  Cash and cash equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.  Property and equipment

Property and equipment is recorded at cost and is depreciated on a straight-line basis, over the estimated useful lives (generally 3 to 10 years) of the respective asset. Major additions and betterments are capitalized and depreciated over the estimated useful lives of the related assets. Maintenance, repairs, and minor improvements are charged to expense as incurred.

3.  Organization and reorganization costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organizational and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

4.  Research and development expenses

Research and development expenses are charged to operations as incurred.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note D - Summary of Significant Accounting Policies - Continued

5.  Advertising expenses

The Company does not utilize direct solicitation advertising. All other advertising and marketing expenses are charged to operations as incurred.

6.  Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. At June 30, 2004 and 2003, the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization.

7.  Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income
(loss) position at the calculation date.

At June 30, 2004, the Company's outstanding common stock equivalents in the form of either stock options or warrants are considered antidilutive due to the Company's net operating loss position.**

Note E - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note F - Concentrations of Credit Risk

The Company maintains its cash accounts in a financial institution subject to insurance coverage issued by the Federal Deposit Insurance Corporation (FDIC). Under FDIC rules, the Company is entitled to aggregate coverage of $100,000 per account type per separate legal entity per financial institution. During the years ended December 31, 2003 and 2002 and the interim periods ended June 30, 2004 and 2003, respectively, the Company maintained deposits in various financial institutions with credit risk exposures in excess of statutory FDIC coverage. The Company incurred no losses during 2004 or 2003, respectively, as a result of any unsecured bank balance.

Note G - Property and Equipment

Property and equipment consist of the following components at June 30, 2004 and 2003, respectively:

                             June 30, 2004   June 30, 2004     Estimated life
                              ------------    ------------     ---------------
Molds, tools and dies             $648,239        $648,239           10 years
Computer equipment                  14,000          14,000            3 years
                                  --------        --------
                                   662,239         662,239
Accumulated depreciation          (300,178)       (235,354)
                                  --------        --------
Net property and equipment         $362,061       $426,885
                                  =========       =========

Depreciation expense for the six months ended June 30, 2004 and 2003, respectively, was approximately $32,412 and $32,412.

Note H - Note Payable

                                                  June 30, 2004    June 30, 2003
                                                  -------------    -------------
$50,000 note payable to an individual.
Interest at 10.0% per annum. Principal
and all accrued, but unpaid, interest
is due at maturity in November 2002.
Unsecured.  The outstanding principal
and accrued interest may be converted
into the Company's common stock at a 50%
discount to the 7-day average closing
price following the lender's written
notice of conversion.  The lender has
recognized the delinquency in payment
by the Company and has verbally notified
management of his intent to convert the
balance to common stock at a future
date.  No payment demand has been made
by the lender.                                       $50,000             $50,000
                                                     =======             =======

Note I - Income Taxes

The components of income tax (benefit) expense for the six months ended June 30, 2004 and 2003, respectively, are as follows:

                             Six Months             Six Months
                               ended                  ended
                              June 30,               June 30,
                                2004                   2003
                            ------------           ------------
             Federal:
                 Current         $     -           $       -
                 Deferred              -                   -
                            ------------           ------------
             State:
                  Current              -                   -
                  Deferred             -                   -
                            ------------           ------------
                                       -                   -
                            ------------           ------------
                 Total           $     -           $       -

As of March 31, 2004, the Company has a net operating loss carryforward of approximately $4,000,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2018. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for the six months ended June 30, 2004 and 2003, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                       Six months  Six months
                                                           ended     ended
                                                          June 30   June 30,
                                                           2004       2003
                                                       ----------  ----------
Statutory rate applied to income before income taxes   $(233,500) ($48,000)
Increase (decrease) in income taxes resulting from:         -         -
State income taxes                                          -         -
Other, including reserve for  deferred tax asset
and application of net operating loss carryforward       233,500    48,000
                                                       ----------  ----------
  Income tax expense                                   $       -    $    -
                                                       ==========  ==========

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note I - Income Taxes - Continued

Temporary differences, consisting primarily of statutory deferrals of expenses for pre-operations interest expense, research and development expenses and start-up costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of June 30, 2004 and 2003, respectively:

                                                    June 30, 2004 June 30, 2003
                                                    ------------- -------------
Deferred tax assets
Net operating loss carryforwards                     $ 1,360,000  $1,088,000
Less valuation allowance                              (1,360,000) (1,088,000)
                                                    ------------- -------------
Net Deferred Tax Asset                               $       -    $       -
                                                    ============= =============

For the six months ended June 30, 2004 and 2003, respectively, the valuation allowance increased (decreased) by the approximate following amounts over the previously reported balances for the years ended December 31, 2003 and 2002:
$34,000 and $48,000.

Note J - Common Stock Transactions

In March 2002, the Company's shareholders approved an additional modification to the Company's Articles of Incorporation to authorize the issuance of up to 50,000,000 shares of $0.001 par value Preferred Stock. The effect of these actions is reflected in the accompanying financial statements as of the first day of the first period presented.

In January 2002, the Company sold 300,000 shares of restricted, unregistered common stock to a consultant (Lone Wolf Business Services) for $45,000 cash.

In March 2002, the Company issued an aggregate of 480,000 shares of common stock to three consultants, (Lone Wolf Business Services, Jamie Spangler, John Dennee and P & L Trading, Co., Inc.) providing various management and financial consulting services. These transactions were valued at aggregate amount of approximately $456,000, which approximates the "fair value" of the services provided. 280,000 shares were issued to two consultants (Lone Wolf, Spangler, and Dennee) pursuant to the Company's 2002 Stock Option Plan, filed as a component of the Company's Registration Statement on Form S-8 in February 2002. The remaining 200,000 shares were restricted common stock (P & L).

In April 2002, the Company issued 500,000 shares of restricted common stock at a price of $0.10 per share ($50,000) to a group of accredited investors (represented by P & L Trading Co., Inc.). Included with each share were two warrants to purchase one (1) share of restricted common stock each; a Class A Warrant to purchase one (1) share of restricted common stock at a price of $3.00 per share; and one (1) Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

In July 2002, the Company issued 824,500 shares of restricted common stock to two consultants providing investment banking, financial, management and business consulting services. These transactions were valued at $82,450, which approximates the "fair value" of the services provided.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note J - Common Stock Transactions - Continued

In August 2002, the Company issued 500,000 shares of restricted common stock at a price of $0.10 per share ($50,000) to a group of accredited investors (represented by P & L Trading Co., Inc.). Included with each share were two warrants to purchase one (1) share of restricted common stock each; a Class A Warrant to purchase one (1) share of restricted common stock at a price of $3.00 per share; and one (1) Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

In August and September 2002, the Company issued 288,000 and 1,000,00 shares of restricted common stock to a public relations firm for various consulting services valued at $272,000. On December 2, 2002, the Company canceled these 1,000,000 shares due to non-performance by the consultant of the services contracted.

In September 2002, the Company issued 250,000 shares of restricted common stock at a price of $0.10 per share ($50,000). Included with each share were two warrants to purchase one (1) share of restricted common stock each; a Class A Warrant to purchase one (1) share of restricted common stock at a price of $3.00 per share; and one (1) Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

In September 2002 the Company issued 500,000 shares of restricted common stock valued at $50,000 to our Chairman, Randy Zych in payment of a signing bonus set forth in a new Employment Agreement dated September 1, 2002.

In September 2002 the Company issued 500,000 shares of restricted common stock valued at $50,000 to our President, Charles Foerg in payment of a signing bonus set forth in a new Employment Agreement dated September 1, 2002.

From November through December 31, 2002 the Company issued 2,500,000 shares pursuant to an Option Agreement sell 2,500,000 shares at a price of $0.10 per share, for $250,000 to a group of accredited investors (represented by P & L Trading Co, Inc.). Included with each share were one warrant to purchase one (1) share of restricted common stock each; a Class B Warrant to purchase one (1) share of restricted common stock at a price of $4.00 per share exercisable until March 1, 2004.

The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.

On May 19, 2003, the Company issued 200,000 shares of restricted, unregistered common stock and 200,000 shares of free-trading stock to Lone Wolf Business Services for providing business consulting services. This transaction was valued at $50,000 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.12 per share) and the selling price resulted in a charge to operations of approximately $50,000 for compensation expense related to common stock issuances at less than "fair value."

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note J - Common Stock Transactions - Continued

On May 27, 2003, the Company sold an aggregate 60,000 shares of restricted, unregistered common stock to a group of private investors, who were also existing Company shareholders, for gross proceeds of approximately $30,000 (or $0.50 per share), which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

On May 27, 2003, the Company sold 200,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $23,000 (or $0.115 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.02 per share) and the selling price resulted in a charge to operations of approximately $4,000 for compensation expense related to common stock issuances at less than "fair value."

On June 20, 2003, the Company issued 100,000 shares of restricted, unregistered common stock to Lone Wolf Business Services for providing business consulting services. This transaction was valued at $12,500 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.12 per share) and the selling price resulted in a charge to operations of approximately $12,500 for compensation expense related to common stock issuances at less than "fair value."

On June 20, 2003, the Company sold 300,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $45,000 (or $0.15 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.10 per share) and the selling price resulted in a charge to operations of approximately $30,000 for compensation expense related to common stock issuances at less than "fair value."

On July 25, 2003, the Company sold 400,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $50,000 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.05 per share) and the selling price resulted in a charge to operations of approximately $20,000 for compensation expense related to common stock issuances at less than "fair value."

On August 20, 2003, the Company sold 300,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $37,500 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.07 per share) and the selling price resulted in a charge to operations of approximately $22,500 for compensation expense related to common stock issuances at less than "fair value."

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note J - Common Stock Transactions - Continued

On August 28, 2003, the Company sold 300,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $37,500 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.02 per share) and the selling price resulted in a charge to operations of approximately $7,500 for compensation expense related to common stock issuances at less than "fair value."

On September 7, 2003, the Company issued 200,000 shares of restricted, unregistered common stock and 200,000 shares of free-trading stock to Lone Wolf Business Services for providing business consulting services. This transaction was valued at $75,000 (or $0.18 per share), which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

On September 12, 2003, the Company issued 35,715 shares of restricted, unregistered common stock to an individual to acquire the licensing rights of certain pallet handling technology. This transaction was valued at approximately $4,821, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

On September 16, 2003, the Company issued 500,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $62,500 (or $0.13 per share), which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

On October 10, 2003, the Company sold 48,428 shares of restricted, unregistered common stock to an accredited investor for gross proceeds of approximately $6,780 (or $0.14 per share), which the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.06 per share) and the selling price resulted in a charge to operations of approximately $2,905 for compensation expense related to common stock issuances at less than "fair value."

On October 14, 2003, the Company sold 500,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $50,000 (or $0.10 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.20 per share) and the selling price resulted in a charge to operations of approximately $100,000 for compensation expense related to common stock issuances at less than "fair value."

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note J - Common Stock Transactions - Continued

On December 1, 2003, the Company issued 500,000 shares into escrow to be used as collateral on a prospective credit arrangement. As of December 31, 2003, this prospective loan has not materialized and these shares are have not been "fully paid and assessable" and, accordingly, are not included in the issued and outstanding totals in the accompanying financial statements. As of June 30, 2004, the Company has undertaken steps to recover this stock certificate and return these share to "unissued" status.

In the first six months of 2004, the Company issued approximately 3,115,000 shares (650,000 registered shares and 2,465,000 unregistered, restricted shares) to various consultants for services valued at approximately $307,600, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of each respective transaction.

During the first six months of 2004, the Company sold approximately 1,527,000 shares of restricted, unregistered shares of common stock for aggregate proceeds of approximately $189,300, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of each respective transaction. As of June 30, 2004, the Company has yet to receive approximately $149,191 in cash proceeds related to these sale transactions.

On June 30, 2004, the Company issued an additional 5,000 shares of restricted, unregistered common stock to an individual as additional compensation related to the previously acquired licensing rights of certain pallet handling technology. This new transaction was valued at approximately $2,500, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

Where appropriate, the Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.

Note K - Stock Options

2002 Stock Option Plan

On February 28, 2002, the Company filed a Registration Statement on Form S-8 to register 300,000 shares of common stock to support the 2002 Stock Option Plan
(Plan). Under the Plan, the Company may grant options, from time to time, to acquire shares of common stock to employees of the Company or its subsidiaries. In addition, at the discretion of the Board of Directors, options to acquire common stock of the Company may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries and are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services shall not be in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market in our securities.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note K - Stock Options - Continued

2002 Stock Option Plan - Continued

The purpose of the 2002 Plan is intended to aid the Company in maintaining and developing a management team, and in attracting new personnel as needed and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company, or who are important to the continued business and operations of the Company.

The 2002 Plan will be administered by the Company's Board of Directors.   The
Board of Directors may further delegate administration of the 2002 Plan or specific administrative duties with respect to the 2002 Plan on such terms and to such committees of the Board as it deems proper. The issuance of any options will be approved as specified by the Company's Board of Directors.

The Board of Directors has initially allocated a total of 300,000 shares of common stock to the 2002 Plan. The number of shares of common stock subject to, or issued pursuant to, options granted under the 2002 Plan may be increased or decreased as the Board of Directors deem advisable. At the time any option is granted under the terms of the 2002 Plan, the Company will reserve for issuance the number of shares of supporting common stock subject to such option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

Each granted option shall have its term established by the Board of Directors, or their designee, at the time the option is granted but in no event may such
term exceed five (5) years.   Once an option is granted, its term may be
modified only as provided for in the 2002 Plan and under the express written provisions of the option.

On March 1, 2002, the Company granted an aggregate 280,000 options to purchase an equivalent number of shares under the 2002 Plan, to three consultants, (Lone Wolf Business Services, Jamie Spangler and John Dennee) providing various management and financial consulting services. These options were exercised upon grant by the receiving parties as compensation for their respective services.

2003 Stock Option Plan

On February 8, 2003, the Company filed a Registration Statement on Form S-8 to register 700,000 shares of common stock to support the 2003 Stock Option Plan (2003 Plan). Under the 2003 Plan, the Company may grant options, from time to time, to acquire shares of common stock to employees of the Company or its subsidiaries. In addition, at the discretion of the Board of Directors, options to acquire common stock of the Company may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries and are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services shall not be in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market in our securities.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note K - Stock Options - Continued

2003 Stock Option Plan - Continued

The purpose of the 2003 Plan is intended to aid the Company in maintaining and developing a management team, and in attracting new personnel as needed and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company, or who are important to the continued business and operations of the Company.

The 2003 Plan will be administered by the Company's Board of Directors. The Board of Directors may further delegate administration of the 2003 Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper. The issuance of any options will be approved as specified by the Company's Board of Directors.

Initially, the Board of Directors has allocated a total of 1,000,000 shares of common stock to the 2003 Plan. The number of shares of common stock subject to, or issued pursuant to, options granted under the 2003 Plan may be increased or decreased as the Board of Directors deem advisable. At the time any option is granted under the terms of the 2003 Plan, the Company will reserve for issuance the number of shares of supporting common stock subject to such option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

Each granted option shall have its term established by the Board of Directors, or their designee, at the time the option is granted but in no event may such
term exceed five (5) years.   Once an option is granted, its term may be
modified only as provided for in the 2003 Plan and under the express written provisions of the option.

Through June 30, 2004, no options to acquire common stock under the 2003 Plan remain outstanding.

Other options

On January 15, 2002, the Company granted an aggregate 600,000 options to purchase an equivalent number of shares of common stock as follows: 300,000 shares at $3.00 per share and 300,000 shares at $4.00 per share to an accredited investor in conjunction with the sale of 300,000 shares for gross proceeds of approximately $45,000.

On September 3, 2002, the Company issued Randy Zych, the Company's Chairman, a fully vested three-year option to purchase up to 2,500,000 shares of restricted common stock at an exercise price of $0.50 per share, exercisable until September 1, 2005.

On September 3, 2002, the Company issued Charles Foerg, the Company's President, a fully vested three-year option to purchase up to 1,000,000 shares of restricted common stock at an exercise price of $0.50 per share, exercisable until September 1, 2005.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note K - Stock Options - Continued

Other options - Continued

On October 1, 2002, the Company issued an Option to purchase 2,500,000 shares at a price of $0.10 per share to a group of accredited investors (represented by P & L Trading Co, Inc.) exercisable until December 31, 2002. The Option was fully exercised for 500,000 shares in November 2002 and 2,000,000 shares in December 2002.

The following tables summarize all common stock options granted through June 30, 2004:

                                                          Weighted average
                                                          price per share
                                                          ----------------
Options outstanding at January 1, 2002              -             -
  Issued                                        6,600,000       $0.62
  Exercised                                    (2,500,000)      $0.10
  Expired/Terminated                                -             -
                                               -----------   ----------
Options outstanding at December 31, 2002        4,100,000       $0.94
  Issued                                            -             -
  Exercised                                         -             -
  Expired/Terminated                                -             -
                                               -----------   ----------
Options outstanding at December 31, 2003        4,100,000       $0.94
                                               -----------   ----------
  Issued                                            -             -
  Exercised                                         -             -
  Expired/Terminated                                -             -
                                               -----------   ----------
Options outstanding at June 30, 2004            4,100,000       $0.94
                                               -----------   ----------


               Options    Options    Options     Options    Exercise Price
               granted   exercised  terminated  outstanding     per share
               --------- ---------  ----------  ----------- ---------------
2002 investors 3,100,000 2,500,000      -        600,000     $3.00 - $4.00
2002 officers  3,500,000    -           -        3,500,000       $0.50
               --------- --------- -----------  ----------- ----------------
 Totals        6,600,000 2,500,000      -        4,100,000
               ========= ========= ===========   =========

The weighted average exercise price of all issued and outstanding options at June 30, 2004 is approximately $0.94 and all issued and outstanding options are vested and eligible for exercise.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note K - Stock Options - Continued

Other options - Continued

The weighted-average remaining contractual life of the options outstanding at June 30, 2004 was 1.27 years. The exercise prices of the options outstanding at June 30, 2004 ranged from $0.50 to $4.00 per share. The following table summarizes the outstanding options at June 30, 2004:

                                                        Weighted-    Weighted-
                                                         average      average
                                           Weighted-     exercise    exercise
                   Stock      Stock         average      price of    price of
  Range of        options    options       remaining     options      options
exercise prices outstanding exerciseble contractual life oustanding  oustanding
--------------- ----------- ----------- ---------------- ----------  ----------
   $0.50         3,500,000  3,500,000       1.34 yrs       $0.50       $0.50
   $3.00           300,000    300,000       0.84 yrs       $3.00       $3.00
   $4.00           300,000    300,000       0.84 yrs       $4.00       $4.00
                ----------- -----------
                 4,100,000  4,100,000
                =========== ===========

In December 2002, FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS No. 123 "Accounting for Stock-Based Compensation" and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. Effective December 31, 2002, the Company's Board of Directors, in conjunction with public opinion and SFAS 148, elected to expense the imputed compensation cost related to stock options granted during Fiscal 2002.

Year ended December 31, 2002
----------------------------

Expected life of the option:        The initial life of the corresponding
                                    option, generally three (3) years

Expected volatility in the
 Company's stock price:             500.0%, which was based on fluctuations of
                                    the Company's stock price over the past
                                    Fiscal year.

Expected dividends:                 Zero (0.00) based on past performance

Anticipated risk free interest
 rate:                              Estimated to be 6.0%.

This calculation resulted in approximately $525,000 being charged to operations for the year ended December 31, 2002 for stock options issued during the year.

The weighted-average fair value of options covering approximately 4,100,000 shares of common stock granted during the year ended December 31, 2002 for which the exercise price was greater than the market price on the grant date was $0.40 and the weighted-average exercise price was $0.94.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note K - Stock Options - Continued

Other options - Continued

No stock options have been granted at any time where the exercise price was equal to the market price on the grant date.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Note L - Stock Warrants

In April 2002, the Company in conjunction with the sale of 500,000 shares of restricted common stock, issued 1,000,000 warrants to purchase one (1) share of restricted common stock each; 500,000 Class A Warrants to purchase one (1) share of restricted common stock at a price of $3.00 per share; and 500,000 Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

In August 2002, the Company in conjunction with the sale of 500,000 shares of restricted common stock, issued 1,000,000 warrants to purchase one (1) share of restricted common stock each; 500,000 Class A Warrants to purchase one (1) share of restricted common stock at a price of $3.00 per share; and 500,000 Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

In September 2002, the Company, in conjunction with the sale of 250,000 shares of restricted common stock, issued 500,000 warrants to purchase one (1) share of restricted common stock each; 250,000 Class A Warrants to purchase one (1) share of restricted common stock at a price of $3.00 per share; and 250,000 Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

From November through December 31, 2002, the Company, in conjunction with the sale of 2,500,000 shares of restricted common stock, issued 2,500,000 Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

On May 27, 2003, the Company, in conjunction with the sale of 200,000 shares of restricted common stock, issued 400,000 Class B Warrants to purchase one (1) share of restricted common stock at a price of $4.00 per share, exercisable until March 1, 2004.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note L - Stock Warrants - Continued

On June 20, 2003, the Company, in conjunction with the sale of 300,000 shares of restricted common stock, issued 400,000 Class B Warrants to purchase one (1) share of restricted common stock at a price of $4.00 per share, exercisable until March 1, 2004.

In October 2003, the Company, in conjunction with various sales of restricted common stock, issued 2,013,800 warrants to purchase one (1) share of restricted common stock each; 513,800 Class A Warrants to purchase one (1) share of restricted common stock at a price of $3.00 per share; and 1,500,000 Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

                                                       Warrants
                                         Warrants   outstanding at
                                       originally       June 30,
                                           issued        2004           Exercise price
                                       ----------   --------------      ---------------
2002 - Series A                         2,050,000        2,050,000      $3.00 per share
2002 - Series B                         4,150,000        4,150,000      $4.00 per share
                                        ----------  --------------
Totals at December 31, 2002             6,200,000        6,200,000
2003 - Series A                           513,800          513,800      $3.00 per share
2003 - Series B                         2,300,000        2,300,000      $4.00 per share
                                        ----------  --------------
Totals at December 31, 2002             9,013,000        9,013,000
                                        ----------  --------------
Expired                                (9,013,000)      (9,013,000)
                                        ----------  --------------
Totals at June 30, 2004                     -              -
                                        ==========  =============

No warrants were cancelled, exercised or expired during the period from the issuance of the respective warrant(s) and their expiration.

Note M - Commitments

Product Development

In January 2000, the Company purchased the rights to a pallet related product for $1,100 cash. Additionally, upon successful development of the product and marketplace acceptance of the product, the Company is obligated to issue 5,000 post-reverse split shares (25,000 pre-reverse split shares) of unregistered, restricted common stock.

As of December 31, 2003, the Company has completed some initial market demand studies and remains in the research and development phase on this product. No identifiable market demand has been recognized and no sales have been made. In September 2003, the Company issued 35,715 shares of restricted, unregistered stock to complete this transaction to avoid threatened litigation over alleged non-performance on the part of the Company related to the utilization and marketing of this product. In the event that the Company can successfully bring this product to market, the Company will be liable for a royalty payment of approximately $7.50 per unit sold.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note M - Commitments

Product Development  - Continued

On June 30, 2004, the Company issued an additional 5,000 shares of restricted, unregistered common stock to an individual as additional compensation related to the previously acquired licensing rights of certain pallet handling technology. This new transaction was valued at approximately $2,500, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

Officer Compensation

For periods prior to January 1, 2002, the Company's two controlling shareholders-officers had an informal, unwritten agreement with the Company whereby they will provided their services to the Company at an annual salary of $60,000 each, with one-half, or $30,000, to be contributed to the Company as "additional paid-in capital" and one-half, or $30,000, to be accrued and paid at a future date when the Company's cash flows will support the repayment.

Effective January 1, 2002, these officers/shareholders have amended their informal, unwritten agreement whereby the Company will pay each of them an annual salary of $85,000, to be accrued and paid at a future time when the Company has the available cash flow to retire the debt.

On September 1, 2002, the Company's Board of Directors ratified an Employment Agreement (Agreement) with Randy Zych to serve as the Company's Chairman of the Board and Chief Executive Officer. The Agreement term was effective as of September 1, 2002 and expires on the third anniversary date of the Agreement with an automatic five (5) year extension unless either the Company or the President provides a 180-day written notice not to continue the Agreement. This Agreement provides the President with an initial annual base salary of $125,000 per year, payable in cash. Each subsequent year's base salary shall be negotiated between the Company and Mr. Zych in good faith; however, each subsequent year shall not be at an amount less than the initial base amount of $125,000. Further, the Company paid a signing bonus of 500,000 shares of restricted, unregistered common stock upon execution of this Agreement.

On September 1, 2002, the Company's Board of Directors ratified an Employment Agreement (Agreement) with Charles Foerg to serve as the Company's President. The Agreement term was effective as of September 1, 2002 and expires on the third anniversary date of the Agreement with an automatic five (5) year extension unless either the Company or the President provides a 180-day written notice not to continue the Agreement. This Agreement provides the President with an initial annual base salary of $125,000 per year, payable in cash. Each subsequent year's base salary shall be negotiated between the Company and Mr. Zych in good faith; however, each subsequent year shall not be at an amount less than the initial base amount of $125,000. Further, the Company paid a signing bonus of 500,000 shares of restricted, unregistered common stock upon execution of this Agreement.

As of June 30, 2004 and 2003, respectively, the Company has accrued approximately $754,545 and $480,108 in earned, but unpaid, officer compensation.

RPM TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS (Continued)

Note N - Related Party Transactions

The Company conducts it's operations from the separate personal offices of Randy Zych, it's Chairman and Charles Foerg, it's President. No formal lease agreement exists for the use of these offices. During 2003, the Company paid the officers an aggregate approximately $61,900 for the use of these offices and reimbursement of Company expenses paid personally on behalf of the Company.

Note O - Subsequent Event

On July 9, 2004, the Company entered into a financing transaction whereby the Company issued $2,500,000 in principal amount of a secured convertible term note due July 9, 2007 to Laurus Master Fund, Ltd. (Note Purchaser) in exchange for gross proceeds of $2,500,000 in cash. The Company also issued warrants to purchase up to an aggregate of 1,125,000 shares of our common stock to the Note Purchaser. Our obligations under the financing are secured by a first priority lien over all of our assets in favor of the Note Purchaser. The convertible term note bears interest at an annual rate equal to the prime rate published from time to time in The Wall Street Journal plus 3%. However, amounts held in the restricted account bear interest at 1% per annum until released to us. The initial conversion price of the debentures is equal to $0.24 per share, and is subject to adjustment under certain circumstances, including if we make certain issuances of stock in the future at a price below the conversion price.

The $2,200,000 proceeds of the convertible term note has been placed in a restricted cash account subject to the terms of the Restricted Account Agreement and the Letter Agreement we entered into with the Note Purchaser in connection with the financing. These funds are under the control of the Note Purchaser until released to us pursuant to the Letter Agreement, including under the following circumstances: (a) $100,000 will be released to us when (1) either the Company has provided evidence to the Note Purchaser that we have obtained general liability insurance with a coverage limit of at least $1,200,000 or (2) the Note Purchaser has determined that such insurance is not customary with respect to our business operations; (b) $100,000 will be released to us when we have entered into a lease on commercially reasonable terms for a corporate headquarters and operational and manufacturing facility; (c) $100,000 will be released to us when we have filed with the Securities and Exchange Commission a Registration Statement registering for resale the shares of our common stock underlying the convertible term note and the warrants issued to the Note Purchaser in connection with the financing; and (d) up to $1,000,000 will be released to us when we have provided written evidence to the Note Purchaser that we have entered into an agreement or agreements to consummate one or more purchases of certain manufacturing equipment (the amount released to us will be equal to the corresponding dollar amount necessary to purchase the equipment).

The funds to be released to us under clause for the equipment purchases will not be released to us if we have not first (1) provided the Note Purchaser with evidence of satisfactory insurance for such equipment and (2) entered into the lease as described above. None of the funds described above will be released to us if we are in default of our obligations under the financing.

During the period beginning July 9, 2004 and ending 270 days thereafter, the Note Purchaser may elect to purchase an additional note from the Company in an amount up to $960,000 on substantially identical terms to those of the convertible term note described above.


              (Remainder of this page left blank intentionally)

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our certificate of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, Section 145, or any other applicable provision. Generally, Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents from any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation and from judgments, expenses, fines, and settlements so long as such person was acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, or had no reasonable cause to believe that such conduct was unlawful. Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by such law. We believe that these provisions are necessary to attract and retain qualified directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

             SEC Registration                        $   686
             NASD Fees                                    -
             Accounting Fees and Expenses            $ 8,150
             Legal Fees and Expenses                 $55,000
             Blue Sky Fees and Expenses                   -
             Placement Agent Fees and Expenses            -
             Printing Costs - Miscellaneous Expenses      -

             TOTAL                                   $63,836
                                                      =======

    All of the above estimated expenses have been or will be paid by the Registrant.
------------------------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    In January 2002, the Company sold 300,000 shares of restricted, unregistered common stock to a consultant (Lone Wolf Business Services) for $45,000 cash.

    In March 2002, the Company issued an aggregate of 480,000 shares of common stock to three consultants (Lone Wolf Business Services, Jamie Spangler, John Dennee and P & L Trading, Co., Inc.) providing various management and financial consulting services to the Company. These transactions were valued at aggregate amount of approximately $456,000, which approximates the "fair value" of the services provided. 280,000 shares were issued to two consultants (Lone Wolf, Spangler, and Dennee) pursuant to the Company's 2002 Stock Option Plan, filed as a component of the Company's Registration Statement on Form S-8 in February 2002. The remaining 200,000 shares were restricted common stock (P & L).

    In April 2002, the Company issued 500,000 shares of restricted common stock at a price of $0.10 per share ($50,000) to a group of accredited investors (represented by P & L Trading Co., Inc.). Included with each share were two warrants to purchase one (1) share of restricted common stock each; a Class A Warrant to purchase one (1) share of restricted common stock at a price of $3.00 per share; and one (1) Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

    In July 2002, the Company issued 824,500 shares of restricted common stock to two consultants providing investment banking, financial, management and business consulting services. These transactions were valued at $82,450, which approximates the "fair value" of the services provided.

    In August 2002, the Company issued 500,000 shares of restricted common stock at a price of $0.10 per share ($50,000) to a group of accredited investors (represented by P & L Trading Co., Inc.). Included with each share were two warrants to purchase one (1) share of restricted common stock each; a Class A Warrant to purchase one (1) share of restricted common stock at a price of $3.00 per share; and one (1) Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

    In August and September 2002, the Company issued 288,000 and 1,000,00 shares of restricted common stock to a public relations firm for various consulting services valued at $272,000. On December 2, 2002, the Company canceled these 1,000,000 shares due to non-performance by the consultant of the services contracted.

    In September 2002, the Company issued 250,000 shares of restricted common stock at a price of $0.10 per share ($50,000). Included with each share were two warrants to purchase one (1) share of restricted common stock each; a Class A Warrant to purchase one (1) share of restricted common stock at a price of $3.00 per share; and one (1) Class B Warrant to purchase one (1) share of restricted share of common stock at a price of $4.00 per share, both exercisable until March 1, 2004.

    In September 2002 the Company issued 500,000 shares of restricted common stock valued at $50,000 to our Chief Executive Officer and Chairman of the Board, Randy Zych in payment of a signing bonus set forth in a new Employment Agreement dated September 1, 2002.

    In September 2002 the Company issued 500,000 shares of restricted common stock valued at $50,000 to our President, Charles Foerg in payment of a signing bonus set forth in a new Employment Agreement dated September 1, 2002.

    From November through December 31, 2002 the Company issued 2,500,000 shares pursuant to an Option Agreement to sell 2,500,000 shares at a price of $0.10 per share, for $250,000 to a group of accredited investors (represented by P & L Trading Co, Inc.). Included with each share were one warrant to purchase one (1) share of restricted common stock each; a Class B Warrant to purchase one (1) share of restricted common stock at a price of $4.00 per share exercisable until March 1, 2004.

    On May 19, 2003, the Company issued 200,000 shares of restricted, unregistered common stock and 200,000 shares of free-trading stock to Lone Wolf Business Services for providing business consulting services. This transaction was valued at $50,000 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.12 per share) and the selling price resulted in a charge to operations of approximately $50,000 for compensation expense related to common stock issuances at less than "fair value."

    On May 27, 2003, the Company sold an aggregate 60,000 shares of restricted, unregistered common stock to a group of private investors, who were also existing Company shareholders, for gross proceeds of approximately $30,000 (or $0.50 per share), which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

    On May 27, 2003, the Company sold 200,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $23,000 (or $0.115 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.02 per share) and the selling price resulted in a charge to operations of approximately $4,000 for compensation expense related to common stock issuances at less than "fair value."

    On June 20, 2003, the Company issued 100,000 shares of restricted, unregistered common stock to Lone Wolf Business Services for providing business consulting services. This transaction was valued at $12,500 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.12 per share) and the selling price resulted in a charge to operations of approximately $12,500 for compensation expense related to common stock issuances at less than "fair value."

    On June 20, 2003, the Company sold 300,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $45,000 (or $0.15 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.10 per share) and the selling price resulted in a charge to operations of approximately $30,000 for compensation expense related to common stock issuances at less than "fair value."

    On July 25, 2003, the Company sold 400,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $50,000 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.05 per share) and the selling price resulted in a charge to operations of approximately $20,000 for compensation expense related to common stock issuances at less than "fair value."

    On August 20, 2003, the Company sold 300,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $37,500 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.07 per share) and the selling price resulted in a charge to operations of approximately $22,500 for compensation expense related to common stock issuances at less than "fair value."

    On August 28, 2003, the Company sold 300,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $37,500 (or $0.13 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.02 per share) and the selling price resulted in a charge to operations of approximately $7,500 for compensation expense related to common stock issuances at less than "fair value."

    On September 7, 2003, the Company issued 200,000 shares of restricted, unregistered common stock and 200,000 shares of free-trading stock to Lone Wolf Business Services for providing business consulting services. This transaction was valued at $75,000 (or $0.18 per share), which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. On September 12, 2003, the Company issued 35,715 shares of restricted, unregistered common stock to an individual to acquire the licensing rights of certain pallet handling technology. This transaction was valued at approximately $4,821, which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

    On September 16, 2003, the Company issued 500,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $62,500 (or $0.13 per share), which approximates the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction.

    On October 10, 2003, the Company sold 48,428 shares of restricted, unregistered common stock to an accredited investor for gross proceeds of approximately $6,780 (or $0.14 per share), which the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.06 per share) and the selling price resulted in a charge to operations of approximately $2,905 for compensation expense related to common stock issuances at less than "fair value."

    On October 14, 2003, the Company sold 500,000 shares of restricted, unregistered common stock to a group of investors represented by P&L Trading Co., Inc. for gross proceeds of approximately $50,000 (or $0.10 per share), which was below the discounted "fair value" of the Company's common stock based on the quoted closing price of the Company's common stock on the date of the respective transaction. The differential between the discounted "fair value" (approximately $0.20 per share) and the selling price resulted in a charge to operations of approximately $100,000 for compensation expense related to common stock issuances at less than "fair value."

    On December 1, 2003, the Company issued 500,000 shares into escrow to be used as collateral on a prospective credit arrangement. As of the date hereof, this prospective loan has not materialized and these shares have not been "fully paid and assessable" and, accordingly, are not included in the issued and outstanding totals in the accompanying financial statements.

    On July 9, 2004, the Company issued $2,500,000 in principal amount of a secured convertible term note due July 9, 2007 to Laurus Master Fund, Ltd., in exchange for gross proceeds of $2,500,000 in cash, much of which has been placed in a restricted cash account to be released to us. The convertible note has an initial fixed conversion price of $0.24 per share, and is initially convertible into approximately 16,375,000 shares of common stock (including amounts on account of interest, penalties and anti-dilution shares). In connection with the private placement, we also issued warrants to purchase up to an aggregate of 1,125,000 shares of our common stock to Laurus Master Fund, Ltd.

    Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering.

ITEM 27.  EXHIBITS.

      (a) Exhibits.

Exhibit
Number                            Description
-------                           ------------

 3.1        Certificate of incorporation of the Registrant, as amended (1)

 3.2        Bylaws of the Registrant, as amended (1)

 4.1        Specimen Common Stock Certificate (1)

 5.1        Opinion of Rutan & Tucker, LLP

 10.1 Securities Purchase Agreement dated as of July 9, 2004 between the Registrant and Laurus Master Fund, Ltd. (2)

 10.2 Secured Convertible Term Note dated as of July 9, 2004 issued by the Registrant in favor of Laurus Master Fund, Ltd. (2)

 10.3 Common Stock Purchase Warrant dated as of July 9, 2004 granted by the Registrant to Laurus Master Fund, Ltd. (2)

 10.4 Registration Rights Agreement dated as of July 9, 2004 between the Registrant and Laurus Master Fund, Ltd. (2)

 10.5 Master Security Agreement dated as of July 9, 2004 between the Registrant and Laurus Master Fund, Ltd. (2)

 10.6 Restricted Account Agreement dated as of July 8, 2004 by and among the Registrant, North Fork Bank and Laurus Master Fund, Ltd. (2)

 10.7 Letter Agreement dated July 9, 2004 between the Registrant and Laurus Master Fund, Ltd. regarding restricted account at North Fork Bank. (2)

 10.8 Subordination Agreement dated as of July 8, 2004 by and among Randy Zych, Charles Foerg and Laurus Master Fund, Ltd. (2)

 10.9 Employment Agreement dated as of September 1, 2002 between the Registrant and Randy Zych (3)

 10.10 Employment Agreement dated as of September 1, 2002 between the Registrant and Charles Foerg (3)

 10.11 RPM Non-Qualified Stock Option and Stock Bonus Plan effective February 28, 2002 (4)

 10.12 Amended Non-Qualified Stock Option and Stock Bonus Plan effective February 6, 2003 (5)

 23.1       Consent of Independent Certified Public Accountants (6)

 23.2       Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)

 24.1 Power of Attorney (contained on the signature pages to this registration statement)
-----------------------
(1) Filed as an exhibit to the Registrant's Form 10 filed with the Securities and Exchange Commission on August 24, 2001 (File No. 000-31291) and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2004 (File No. 000- 31291) and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2003 (File No. 000-31291) and incorporated herein by reference.

(4) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on February 28, 2002 (Registration No. 333-83520) and incorporated herein by reference.

(5) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on February 6, 2003 (Registration No. 333-103015) and incorporated herein by reference.

(6) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on October 1, 2004 (Registration No. 333-119471) and incorporated herein by reference.

ITEM 28.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

        (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) include any additional or changed material information on the plan of distribution.

    (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the city of Plainfield, State of Illinois, on October 14, 2004.

                                        RPM TECHNOLOGIES, INC.


                                        By:   /s/ Randy Zych
                                           -----------------------------------
                                           Randy Zych, Chief Executive Officer
                                           and Chairman of the Board

                            POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of RPM Technologies, Inc., a Delaware corporation, which is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Randy Zych as their true and lawful attorney- in-fact and agent; with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Name                          Title                       Date
----------------------  -----------------------------------  -----------------

/s/ Randy Zych            Chairman of the Board and          October 14, 2004
------------------------  Chief Executive Officer
                           (principal executive officer)


/s/ Charles Foerg         President, Secretary, Treasurer    October 14, 2004
------------------------  and Director
Charles Foerg


/s/ David Lade            Chief Financial Officer (principal October 14, 2004
------------------------  financial and accounting officer)
David Lade                and Director



EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

 Exhibit
 Number                          Description
--------   --------------------------------------------------------
 5.1        Opinion of Rutan & Tucker, LLP

 23.2       Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)